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ARRANGEMENT AND MERGER AGREEMENT

THIS AGREEMENT made as of the 22nd day of September, 2006,

BETWEEN:

    VISTA GOLD CORP., a company existing under the laws of the Yukon Territory with an address at Suite 5 - 7961 Shaffer Parkway, Littleton, Colorado, USA, 80127,

    ("Vista")

AND:

    ALLIED NEVADA GOLD CORP., a corporation existing under the laws of Delaware with an address at c/o Vista Gold Corp., Suite 5 - 7961 Shaffer Parkway, Littleton, Colorado, USA, 80127,

    ("Newco")

AND:

    CARL PESCIO, an individual with an address at P.O. Box 5831, Elko, Nevada, USA, 89802,

    ("Carl")

AND:

    JANET PESCIO, an individual with an address at P.O. Box 5831, Elko, Nevada, USA, 89802,

    ("Janet", and together with Carl, the "Pescios")

WITNESSES THAT WHEREAS:

A.
The Pescios entered into a binding letter of intent (the "LOI") with Vista dated July 6, 2006, as amended, pursuant to which, among other things:

(a)
Vista agreed to undertake a plan of arrangement pursuant to which its business would be reorganized to split certain Nevada mining properties and related assets described on Schedule B (the "Vista Nevada Assets") from its other properties and related assets;

(b)
Vista agreed to marshall all of the Vista Nevada Assets into its wholly-owned subsidiary, Vista Gold Holdings Inc. ("Vista U.S.") or subsidiaries wholly-owned by Vista U.S. (and remove any non-Nevada assets therefrom) and subsequently transfer all issued and outstanding shares of Vista U.S. and $25 million in cash to Newco in return for common shares of Newco; and

(c)
The Pescios agreed to transfer their interests in certain Nevada mining properties and related assets described on Schedule C (the "Pescio Nevada Assets") to Allied Nevada Gold Holdings LLC ("LLC"), a limited liability company incorporated under the laws of Nevada with Newco as its sole member, in return for $15 million in cash and common shares of Newco.

B.
The board of directors of Vista has determined that completing the foregoing transactions is in the best interests of Vista.

C.
The parties wish to enter into this Agreement to set out their mutual rights and obligations in respect of the transactions contemplated by the LOI.

D.
The transactions set forth in Section 2.1 under Step 2(b) (the "Formation Transaction") are intended to qualify for U.S. federal income tax purposes as a single integrated transaction under the provisions of Section 351 of the United States Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated thereunder and other applicable U.S. federal income tax law.

E.
Pursuant to the Plan of Arrangement, the Vista Shareholders will exchange their existing Vista Shares for New Common Shares and common shares of Newco.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by all parties, the parties agree as follows:

ARTICLE 1

INTERPRETATION

1.1   Definitions

        In this Agreement, including the Schedules hereto, unless there is something in the subject matter inconsistent therewith, the following terms will have the following meanings and grammatical variations of those terms will have corresponding meanings:

  (a)
  "Act" means the Yukon Business Corporations Act, including all regulations made thereunder, as amended or replaced from time to time, prior to the Effective Date;

  (b)
  "Affiliate" has the meaning attributed to that term in the Act;

  (c)
  "Agreement", "hereof", "hereunder" and similar expressions mean this agreement, including the recitals and Schedules hereto and includes any agreement or instrument supplementary or ancillary hereto;

  (d)
  "AMEX" means the American Stock Exchange;

  (e)
  "Appropriate Regulatory Approvals" means those sanctions, rulings, consents, orders, exemptions, permits and other approvals (including the lapse, without objection, of a prescribed time under a Law that states that a transaction may be implemented if a prescribed time lapses following the giving of notice without an objection being made) of Governmental Entities, regulatory agencies or self-regulatory organizations which are necessary in order to permit the transactions contemplated hereby to be completed;

  (f)
  "Arrangement" means an arrangement under the provisions of Section 195 of the Act on the terms and conditions set forth in this Agreement and the Plan of Arrangement and any amendment, variation or supplement thereto made in accordance with the terms of this Agreement and the Plan of Arrangement;

  (g)
  "Articles of Arrangement" means the articles of arrangement of Vista in respect of the Arrangement that are required by the Act to be filed after the Final Order is granted;

  (h)
  "Business Day" means a day which is not a Saturday, Sunday or a day when commercial banks are not open for business in Vancouver, British Columbia;

  (i)
  "Circular" means the management information circular of Vista to be prepared and sent to Vista Securityholders in connection with the Vista Meeting;

  (j)
  "Claim" means any written claim or notice of any nature whatsoever, including any demand, dispute, notification of liability, notification of remediation work, order, obligation, debt, cause of action, action, suit, proceeding, litigation, arbitration, judgment, award or assessment;

  (k)
  "Contaminant" means any pollutants, explosives, dangerous goods and substances, underground or above ground storage tanks, deleterious substances, special waste, liquid waste, industrial waste, hauled liquid waste or waste of any other kind, toxic substances, hazardous wastes, hazardous materials, hazardous substances or contaminants or any other substance the storage, manufacture, disposal, handling, treatment, generation, use, transport or release into the environment of which is prohibited, controlled or regulated under any Environmental Law;

  (l)
  "Court" means the Supreme Court of the Yukon Territory;

  (m)
  "Dissent Rights" means the rights of dissent in respect of the Arrangement described in the Plan of Arrangement;

  (n)
  "Effective Date" means the date upon which a copy of the Final Order and the Articles of Arrangement are accepted for filing under the Act and the Registrar of Corporations has issued a Certificate of Amendment (by Arrangement) thereby giving effect to the Arrangement;

  (o)
  "Effective Time" has the meaning ascribed thereto in the Plan of Arrangement;

  (p)
  "Encumbrance" means any mortgage, lien, charge, restriction, legal notation, claim, security interest, adverse claim, pledge, hypothecation, demand, pre-emptive right, encumbrance or any other rights of others;

  (q)
  "Environmental Activity" means any activity, event or circumstance in respect of a Contaminant, including, without limitation, its storage, use, holding, collection, purchase, accumulation, assessment, generation, manufacture, construction, processing, treatment, stabilization, disposition, handling or transportation, or its Release, escape, leaching, dispersal or migration into the natural environment, including the movement through or in the air, soil (land surface or subsurface strata), surface water or groundwater;

  (r)
  "Environmental Law" means any and all Laws in effect on the date hereof relating to pollution or the environment or any Environmental Activity;

  (s)
  "Environmental Permits" means, collectively, all permits, licences, certificates, variances, remediation orders and authorizations of or any registration with, any Government Entity pursuant to any Environmental Law;

  (t)
  "Final Order" means the final order of the Court approving the Arrangement as such order may be amended by the Court (with the consent of Vista and the Pescios) at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed or as amended on appeal;

  (u)
  "GAAP" means Canadian generally accepted accounting principles from time to time that meet the standards established by the Canadian Institute of Chartered Accountants;

  (v)
  "Governmental Entity" means any (i) multinational, federal, provincial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau or agency, domestic or foreign, (ii) subdivision, agent, commission, board, or authority of any of the foregoing, or (iii) quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing;

  (w)
  "Interim Order" means the interim order of the Court pursuant to the Act, as such order may be amended, supplemented or varied by the Court, in respect of the Arrangement as contemplated by Section 2.7;

  (x)
  "Law" means all statutes, regulations, statutory rules, policies, orders, and terms and conditions of any grant of approval, permission, authority or license of any court, Governmental Entity, statutory body (including the TSX and AMEX) or self-regulatory authority, and the term "applicable" with respect to such Law and in the context that refers to one or more Persons, means that such Law applies to such Person or Persons or its or their business, undertaking, property or securities and emanates from a Governmental Entity, statutory body or regulatory authority having jurisdiction over the Person or Persons or its or their business, undertaking, property or securities;

  (y)
  "Lien" means any mortgage, hypothec, prior claim, lien, pledge, assignment for security, security interest, lease, option, right of third parties or other charge or encumbrance, including the lien or retained title of a conditional vendor, and any easement, servitude, right of way or other encumbrance on title to real or immovable property or personal or movable property;

  (z)
  "LLC" has the meaning given thereto in Recital A;

  (aa)
  "LOI" has the meaning given thereto in Recital A;

  (bb)
  "Mailing Date" means October 12, 2006 or as soon thereafter as is practicable;

  (cc)
  "Material Adverse Change" means:

  (i)
  when used in connection with Vista U.S., means any change, event, occurrence or change in state of facts with respect to its condition (financial or otherwise), properties, assets, liabilities, obligations (whether absolute, accrued, conditional or otherwise), businesses, operations or results of operations or those of its Subsidiaries that is, or would reasonably be expected to be, material and adverse to the business, operations or financial condition of such party and its Subsidiaries taken as a whole, other than any change, event or occurrence: (A) relating to the Canadian or the United States' economy or financial, currency exchange, securities or commodity markets in general; or (B) related to the Arrangement or the public announcement thereof, and

    (ii)
    when used in connection with the Pescio Nevada Assets means any change, event, occurrence or change in state of facts with respect to the ownership, status or condition of such assets (financial or otherwise) that is, or would reasonably be expected to be, material and adverse to the aggregate value of such assets in the hands of Newco, other than any change, event or occurrence: (A) relating to the Canadian or the United States' economy or financial, currency exchange, securities or commodity markets in general; or (B) related to the Arrangement or the public announcement thereof;

  (dd)
  "Material Adverse Effect" means any effect or state of facts that is, or would reasonably be expected to be, material and adverse to the value of either the Vista Nevada Assets in the aggregate or the Pescio Nevada Assets in the aggregate, as the case may be, in the hands of Newco;

  (ee)
  "Meeting Date" means November 15, 2006 or as soon thereafter as is practicable in compliance with the Interim Order;

  (ff)
  "Misrepresentation" has the meaning attributed to that term as at the date hereof in the Securities Act;

  (gg)
  "New Common Shares" has the meaning attributed thereto in the Plan of Arrangement;

  (hh)
  "Option Shares" has the meaning attributed thereto in the Plan of Arrangement;

  (ii)
  "PCBs" means polychlorinated biphenyls;

  (jj)
  "Permitted Encumbrances" means: (i) in the case of Vista, the list of encumbrances identified as "Permitted Encumbrances" in the Vista Disclosure Letter; and (ii) in the case of the Pescios, the list of encumbrances identified as "Permitted Encumbrances" in the Pescio Disclosure Letter;

  (kk)
  "Person" includes any individual, firm, partnership, joint venture, venture capital fund, limited liability company, unlimited liability company, association, trust, trustee, executor, administrator, legal personal representative, estate, group, body corporate, corporation, unincorporated association or organization, Governmental Entity, First Nation, syndicate or other entity, whether or not having legal status;

  (ll)
  "Pescio Contracts" has the meaning given thereto in Section 3.3(e)(ii);

  (mm)
  "Pescio Disclosure Letter" means the letter dated as of the date hereof delivered by the Pescios to Vista;

  (nn)
  "Pescio Lands" has the meaning given thereto in Section 3.3(e)(i);

  (oo)
  "Pescio Licences" has the meaning given thereto in Section 3.3(e)(iii);

  (pp)
  "Pescio Nevada Assets" has the meaning given thereto in Recital A;

  (qq)
  "Pescio Required Consents" means the third party consents required to be obtained by either of the Pescios pursuant to the terms of existing contracts with such third parties in connection with the transactions contemplated hereby, as described in Schedule E hereto;

  (rr)
  "Pescios" has the meaning given thereto in Recital A;

  (ss)
  "Plan of Arrangement" means the plan of arrangement substantially in the form and content as set out in Schedule A hereto and any amendments or variations thereto made in accordance with the terms hereof, the Plan of Arrangement or made at the direction of the Court (with the consent of the parties, acting reasonably) in the Final Order;

  (tt)
  "Pre-Effective Date Period" shall mean the period from and including the date hereof to and including the Effective Time;

  (uu)
  "Release" means discharge, spray, inject, inoculate, abandon, deposit, spill, leak, seep, migrate, pour, emit, empty, throw, dump, place or exhaust, and when used as a noun has a similar meaning;

  (vv)
  "Securities Legislation" means the Securities Act and the equivalent Law in the other provinces of Canada and in the United States, and the published instruments and rules of any Governmental Entity administering those statutes, as well as the rules, regulations, by-laws and policies of the TSX or the AMEX, as applicable;

  (ww)
  "Securities Act" means Securities Act (British Columbia), as now in effect and as it may be amended from time to time prior to the Effective Date;

  (xx)
  "Subsidiary" means a "subsidiary" as defined in the Act;

  (yy)
  "Termination Date" means February 28, 2007 or any later date as may be agreed to in writing by Vista and the Pescios;

  (zz)
  "TSX" means the Toronto Stock Exchange;

  (aaa)
  "U.S. Tax Code" means the United States Internal Revenue Code of 1986, as amended, or any successor thereto;

  (bbb)
  "Vista Contracts" has the meaning given thereto in Section 3.1(g)(ii);

  (ccc)
  "Vista Disclosure Letter" means the letter dated as of the date hereof delivered by Vista to the Pescios;

  (ddd)
  "Vista Lands" has the meaning given thereto in Section 3.1(g)(i);

  (eee)
  "Vista Licences" has the meaning given thereto in Section 3.1(g)(iii);

  (fff)
  "Vista Meeting" means the special meeting of the Vista Securityholders (including any adjourned or postponed meeting) to be held for the purpose of considering and, if deemed advisable, approving the Vista Resolutions;

  (ggg)
  "Vista Nevada Assets" has the meaning given thereto in Recital A;

  (hhh)
  "Vista Resolutions" means the resolutions of the Vista Securityholders approving the Arrangement in accordance with the Act as contemplated herein, such resolutions to be substantially in the form and content as set out in the Circular;

  (iii)
  "Vista Required Consents" means the third party consents required to be obtained by Vista or Vista U.S. pursuant to the terms of existing contracts with such third parties in connection with the transactions contemplated hereby, as described in Schedule D hereto;

  (jjj)
  "Vista Securities" means the Vista Shares, the Vista Options and the Vista Warrants;

  (kkk)
  "Vista Securityholders" means the Vista Shareholders, the holders of Vista Stock Options and the holders of Vista Warrants;

  (lll)
  "Vista Shareholder" means a holder of Vista Shares (including, without limitation, the Vista Shares issued in the Financing (as defined in Section 2.1)) shown from time to time in the register maintained by or on behalf of Vista in respect of Vista Shares;

  (mmm)
  "Vista Shares" means the common shares in the capital of Vista;

  (nnn)
  "Vista Stock Options" means the options (whether or not vested) to purchase Vista Shares that are from time to time outstanding under the Vista Stock Option Plans;

  (ooo)
  "Vista U.S." has the meaning given thereto in Recital B; and

  (ppp)
  "Vista Warrants" means all of the outstanding warrants to acquire Vista Shares.

1.2   Interpretation Not Affected by Headings, etc.

        The division of this Agreement into Articles, Sections and other portions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof. Unless otherwise indicated, all references to an "Article" or "Section" followed by a number and/or a letter refer to the specified Article or Section of this Agreement. The terms "this Agreement", "hereof", "herein" and "hereunder" and similar expressions refer to this Agreement (including the Schedules hereto) and not to any particular Article, Section or other portion hereof and include any agreement or instrument supplementary or ancillary hereto.

1.3   Number and Gender

        In this Agreement, unless the context otherwise requires, words used herein importing the singular include the plural and vice versa and words importing gender include all genders.

1.4   Date of Any Action

        In the event that any date on which any action is required to be taken hereunder by any of the parties hereto is not a Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day.

1.5   Currency

        Unless otherwise stated, all references in this Agreement to sums of money are expressed in lawful money of the United States.

1.6   Knowledge

        Each reference herein to the knowledge of a party means, unless otherwise specified, the existing knowledge of any vice-president or more senior officer of such party (or, in the case of the Pescios, either of them) without inquiry.

1.7   Statutory References

        Any reference in this Agreement to a statute includes all rules and regulations made thereunder, all amendments to that statute or the rules and regulations made thereunder in force from time to time, and any statute or rule or regulation that supplements or supersedes that statute or the rules or regulations made thereunder.

1.8   Entire Agreement

        This Agreement and the other agreements and documents referred to herein, constitute the entire agreement between the parties hereto pertaining to the terms of the Arrangement and ancillary arrangements and supersede all other prior agreements, understandings, negotiations and discussions, whether oral or written, between the parties hereto with respect to the terms of the Arrangement and such arrangements. For greater certainty, the parties hereby terminate the LOI, such termination to be effective upon the execution and delivery of this Agreement.

1.9   Accounting Matters

        Unless otherwise stated, all accounting terms used in this Agreement shall have the meanings attributable thereto under GAAP and all determinations of an accounting nature required to be made hereunder in respect of any party shall be made in a manner consistent with GAAP as historically applied by such party.

1.10 Schedules

        The following are the Schedules to this Agreement, which form an integral part hereof:

        Schedule A:        Plan of Arrangement

        Schedule B:        Vista Nevada Assets

        Schedule C:        Pescio Nevada Assets

        Schedule D:        Vista Required Consents

        Schedule E:        Pescio Required Consents

ARTICLE 2

THE TRANSACTIONS

2.1   Steps Involved in Transaction

        The parties agree that, subject to the terms hereof, they will take all steps necessary or desirable to cause the following steps to occur in the following order:

Step 1: Pre-Closing Reorganization by Vista

        Prior to the Effective Time, Vista will use commercially reasonable efforts to:

  (a)
  ensure all Vista Nevada Assets are held by Vista U.S., or subsidiaries wholly-owned by Vista U.S. and that all assets which are not Vista Nevada Assets have been transferred out of such entities; and

  (b)
  complete a public equity financing (the "Financing") pursuant to which it will raise no less than $25 million on terms satisfactory to Vista, acting reasonably.

Step 2: Closing of Arrangement and Related Transactions

        At the Effective Time, Vista and the Pescios will take all steps necessary or desirable to ensure that:

  (a)
  the Arrangement is effected in accordance with its terms; and

  (b)
  the following steps occur concurrently at the same time as the Arrangement is being effected:

  (i)
  Vista will transfer: (A) all of the shares of Vista U.S. which it then holds; and (B) $25 million in cash, to Newco in return for 27,500,000 common shares of Newco, less the number of Option Shares; and

  (ii)
  the Pescios will transfer all of their interest in the Pescio Nevada Assets to Nevada LLC in return for $15 million in cash and 12,000,000 common shares of Newco.

2.2   Treatment of Vista Optionholders

        The parties acknowledge that, concurrently with the completion of the Arrangement, all holders of existing Vista Stock Options will exchange such options for:

  (a)
  new options to acquire New Common Shares; and

  (b)
  new options to acquire common shares of Newco.

        The parties intend that after exchanging existing Vista Stock Options for new options as set forth above, such optionholders will, as closely as possible, be in the same economic position as they are immediately prior to such exchange. The number of options to be granted, and the exercise price for such options, will be determined as described in the Plan of Arrangement.

2.3   Vista Warrantholders

        The parties acknowledge that no special arrangements will be made in respect of the holders of any existing Vista Warrants but that, concurrently with the completion of the Arrangement, the exercise price and/or number of New Common Shares purchasable thereunder will be adjusted in accordance with the terms governing such Vista Warrants.

2.4   Implementation Steps by Vista

        Vista covenants in favour of the Pescios that Vista shall:

  (a)
  as soon as reasonably practicable taking into account the proposed Mailing Date, apply under the Act for the Interim Order in a manner consistent with this Agreement, and thereafter proceed with and diligently seek the Interim Order;

  (b)
  subject to receipt of the Interim Order and the mailing of the Circular, convene and hold the Vista Meeting on the Meeting Date for the purpose of considering and, if deemed advisable, approving the Vista Resolutions (and for any other proper purpose relating to the Arrangement as may be set out in the notice for the Vista Meeting);

  (c)
  if: (i) at the Vista Meeting the approval of the Vista Resolutions in accordance with the Interim Order (including any variation thereof approved by Vista and the Pescios) is obtained; (ii) any other approvals required by the Interim Order (including any variation thereof approved by Vista and the Pescios) are obtained, as soon as reasonably practicable thereafter, apply to the Court for the Final Order on such terms as the Court may direct and Vista and the Pescios may agree and proceed with and diligently seek the Final Order; and

  (d)
  if the Final Order is obtained, on a date and time agreed with the Pescios, acting reasonably, subject to the fulfillment or waiver of each of the conditions set forth herein, file a copy of the Final Order and the Articles of Arrangement, together with any other actions or documentation as may be required in connection therewith, to give effect to the Arrangement pursuant to the Act and to otherwise complete the transactions contemplated hereby before the Termination Date.

2.5   Implementation Steps by the Pescios

        Each of the Pescios covenants in favour of Vista that he or she shall cooperate fully with Vista and provide all requested assistance in connection with Vista seeking the Interim Order and the Final Order and otherwise in completing the transactions contemplated hereby.

2.6   Implementation Steps by Newco

        Newco covenants in favour of both Vista and the Pescios covenants that it will cooperate fully with Vista and provide all requested assistance in connection with Vista seeking the Interim Order and the Final Order and otherwise in completing the transactions contemplated hereby.

2.7   Interim Order

        The application for the Interim Order shall request that such order provide for the holding of a meeting of Vista Securityholders pursuant to the Act and:

  (a)
  for the class of Persons (which shall include the Vista Securityholders) to whom notice is to be provided in respect of the Arrangement and the Vista Meeting and for the manner in which such notice is to be provided;

  (b)
  that the requisite approval for the Vista Resolutions shall be two-thirds of the votes cast on the Vista Resolutions by Vista Securityholders present in person or by proxy at the Vista Meeting voting together as a single class (such that each holder of Vista Shares is entitled to one vote for each Vista Share held and each holder of Vista Options or Vista Warrants is entitled to one vote for each Vista Share issuable upon exercise of the Vista Options or Vista Warrants held);

  (c)
  that, in all other respects, the terms, restrictions and conditions of the articles of Vista, including quorum requirements and all other matters, and the provisions of applicable Law shall apply in respect of the Vista Meeting;

  (d)
  for the grant of the Dissent Rights; and

  (e)
  for the notice requirements with respect to the presentation of the application to the Court of the Final Order.

2.8   Plan of Arrangement

        The parties to this Agreement will implement the Plan of Arrangement in accordance with the provisions of this Agreement including Schedule A of this Agreement.

2.9   Circular

        Vista and each of the Pescios shall proceed diligently in a co-ordinated manner using commercially reasonable efforts to jointly prepare as quickly as possible the Circular together with any other documents required by the Securities Act or other applicable Law in connection with the Arrangement and the Vista Meeting for mailing by the Mailing Date. In particular, the Pescios agree to provide Vista with all information relating to themselves or the Pescio Nevada Assets as may be required to permit Vista to complete the Circular in accordance with the requirements of applicable Law.

        Vista and each of the Pescios shall ensure that the information relating to them which is provided in the Circular does not contain any Misrepresentation. Vista and each of the Pescios agrees to promptly notify the other parties hereto if, at any time during the Pre-Effective Date Period, it, he or she becomes aware that the Circular contains a Misrepresentation. In such event, Vista and the Pescios shall co-operate in the preparation of a supplement or amendment to the Circular, as the case may be, that corrects that Misrepresentation, and will cause the same to be distributed to the Vista Securityholders and filed with each applicable Governmental Entity under applicable Law.

        Vista shall cause the Circular and any other documentation required in connection with the Vista Meeting to be sent to each Vista Securityholder as soon as reasonably practicable following receipt of the Interim Order and to be filed, in each case, as required by the Interim Order and applicable Law.

2.10 Board Recommendation

        Vista confirms that, as of the date hereof, its board of directors has unanimously approved this Agreement and the transactions contemplated hereby. The board of directors has also determined, after consultation with its financial advisors, that the transactions contemplated hereby are fair, from a financial point of view, to the Vista Shareholders as of the date hereof and has resolved to unanimously recommend approval of such transactions by the Vista Securityholders. The Circular will set forth (among other things) the recommendation of the board of directors of Vista as described above and will include the fairness opinion of Sprott Securities Inc.

2.11 Preparation of Filings

        Vista and the Pescios shall cooperate in:

  (a)
  the preparation and filing of any application for the orders and the preparation of any required documents reasonably deemed by Vista to be necessary to discharge their respective obligations under applicable Securities Legislation in connection with the Arrangement and the other transactions contemplated hereby;

  (b)
  the taking of all such action as may be required under applicable Securities Legislation in connection with the issuance of the securities of Newco in connection with the Arrangement; and

  (c)
  the taking of all such action as may be required under the Act in connection with the transactions contemplated by this Agreement and the Plan of Arrangement.

2.12 U.S. Tax Treatment

        The Formation Transaction is intended to qualify as a single integrated transaction within the meaning of Section 351 of the U.S. Tax Code and the Treasury Regulations promulgated thereunder. Each party hereto agrees to treat the Formation Transaction as a single integrated transaction within the meaning of Section 351 of the U.S. Tax Code for all U.S. federal income tax purposes, and to not take any position on any tax return or other tax filing or otherwise take any tax reporting position inconsistent with such treatment, unless otherwise required by a "determination" within the meaning of Section 1313 of the U.S. Tax Code that such treatment is not correct. Each party hereto agrees to act in good faith, consistent with the intent of the parties and the intended treatment of the Arrangement as set forth in this Section 2.11.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

3.1   Representations and Warranties of Vista

        Vista hereby makes the following representations and warranties to each of the Pescios and Newco and acknowledges that such parties are relying upon such representations and warranties in connection with the matters contemplated by this Agreement:

  (a)
  Corporate Status — each of Vista and Vista U.S. is duly incorporated and is validly existing as a company in good standing under the laws of their respective jurisdictions of incorporation and has the necessary corporate power and capacity to own its property and assets, to carry on its business as now being conducted by it and to carry out the transactions contemplated by this Agreement. In addition, immediately prior to the Effective Time, LLC will be duly organized and validly existing as a limited liability company under the laws of Nevada.

  (b)
  Ownership of Vista U.S. and LLC — Immediately prior to the Effective Time:

  (i)
  Vista will be the registered and beneficial owner of all issued and outstanding shares of Vista U.S. and no other party will hold any right to purchase shares of Vista U.S. or securities convertible into shares of Vista U.S.; and

  (ii)
  Newco will be the sole member of LLC.

  (c)
  Due Authorization — the execution and delivery of this Agreement and the other documents to be executed and delivered by Vista, Vista U.S. and LLC hereunder, and the carrying out of the transactions contemplated hereby on the part of each such party, have been duly authorized by all necessary corporate action on the part of each of Vista, Vista U.S. and LLC.

  (d)
  No Conflicts or Violations — neither the entering into of this Agreement nor the other documents to be executed and delivered by any of Vista, Vista U.S. or LLC, nor the completion of the transactions contemplated hereby in accordance with the terms hereof will result in:

  (i)
  a violation or breach of any provision of or a default (or an event that with notice or lapse of time or both could constitute a default) under, or give to others any right of termination, amendment, acceleration or cancellation of or under:

  A.
  the constating or organizational documents of any of Vista, Vista U.S. or LLC, including any resolutions of their respective shareholders or directors;

  B.
  any applicable Law, to the best of Vista's knowledge;

  C.
  any material agreement, arrangement or understanding to which either of Vista, Vista U.S. or LLC is a party or by which either one of them or their properties are bound or affected,

      subject to obtaining all of the Vista Required Consents, or

    (ii)
    the imposition of any material Encumbrance upon any of the Vista Nevada Assets.

  (e)
  Required Consents — except as set forth in Schedule D to this Agreement, the execution, delivery of this Agreement, the performance of their obligations hereunder and the completion of the transactions contemplated by this Agreement will not require Vista, Vista U.S. or LLC to obtain any consent, authorization or approval or order-in council of, or make any filing with or give any notice to, any Person.

  (f)
  Title to Assets — on the Effective Date immediately prior to the Effective Time, Vista U.S. and its Subsidiaries will together legally and beneficially own, hold or be entitled to the benefit of the Vista Nevada Assets, free and clear of all material Encumbrances other than the Permitted Encumbrances.

  (g)
  Description of Vista Nevada Assets — Schedule B accurately describes all of the material Vista Nevada Assets including, without limitation:

    (i)
    all material real property and mineral interests held by Vista U.S., including a description of the nature of the interest held (the "Vista Lands");

    (ii)
    all agreements and other contracts material to the operation of the business of Vista U.S. and its Subsidiaries (collectively the "Vista Contracts"); and

    (iii)
    all licenses, permits, authorities and permissions held by Vista U.S. or its subsidiaries which are material to the operation of those entities as a whole (collectively the "Vista Licences").

  (h)
  No Other Contracts — except for the Vista Contracts and Vista Licences, neither Vista U.S. nor any of its subsidiaries (including LLC) will as of the Effective Date be a party to, be bound by, or be an assignee under, any contract, agreement or commitment of any kind other than contracts which are not material to the operation of the business of Vista U.S. and its subsidiaries, considered as a whole, that have been entered into in the ordinary and usual course of business consistent with past practice.

  (i)
  No Defaults — except as may be set out in the Vista Disclosure Letter, the Vista Contracts and Vista Licences are in full force and effect and no party thereto is in default in any respect under, and there exists no event, condition or occurrence known to Vista which, after notice or lapse of time or both would constitute such a default by any party under, any Vista Licence or Vista Contract.

  (j)
  Litigation — except as set out in the Vista Disclosure Letter, there is no action, suit, order, work order, petition, prosecution or other similar proceeding (whether or not purportedly on its behalf), pending or, to the best of the knowledge of Vista, threatened against any such party and affecting Vista U.S. or the Vista Nevada Assets at law or in equity or before or by any Governmental Entity, domestic or foreign.

  (k)
  Environmental Matters — except as disclosed in the Vista Disclosure Letter:

  (i)
  Compliance with Environmental Laws — Vista and Vista U.S. have, and the operation of their business has, at all times, been and continues to be in compliance in all material respects with all Environmental Laws which apply to the Vista Nevada Assets;

  (ii)
  Environmental Permits — Vista U.S. or its subsidiaries together will, as of the Effective Date, hold (legally or beneficially) all material Environmental Permits required in connection with the Vista Nevada Assets, and all such permits shall be transferred to Newco. All such Environmental Permits are in good standing and are being and have been complied with in all material respects. No proceeding is pending or threatened and no steps have been taken by any Governmental Entity or other person to revoke, modify or limit any of the Environmental Permits and, to the best of the knowledge of Vista, no grounds exist for any such proceeding or steps;

  (iii)
  Activities — neither Vista nor Vista U.S. has in connection with the use of the Vista Lands, released, transported, treated, processed, distributed, stored, used, manufactured, handled, disposed of or exposed its employees or other persons to Contaminants or caused, authorized or permitted any of the foregoing except in material compliance with all applicable Environmental Laws;

    (iv)
    Condition of Property Interests — neither Vista nor Vista U.S. has any notice or knowledge that the Vista Lands contain any Contaminants except in levels permitted under Environmental Laws. To the best of the knowledge of Vista, no Contaminants have been or are being released on or from or migrating through property adjoining or in the vicinity of the Vista Lands that might migrate to or affect the Vista Lands;

    (v)
    Landfills — to the best of Vista's knowledge, there are no landfills or disposal areas on any of the Vista Lands and there are no landfills or disposal areas that have been or are being used by either of Vista or Vista U.S. on the Vista Lands;

    (vi)
    Tanks and PCB's — to the best of Vista's knowledge, there are no and there never have been any underground storage tanks located on any of the Vista Lands or PCB's or equipment containing PCB's used or stored on the Vista Lands;

    (vii)
    Environmental Undertakings — neither Vista nor Vista U.S. or any of their Affiliates has at any time given any written undertakings with respect to remedying any breach of, or liability under, Environmental Laws or Environmental Permits with respect to the Vista Nevada Assets that have not been duly performed in all material respects;

    (viii)
    Claims — there are no outstanding, or to the best of the knowledge of Vista, pending or threatened Claims against Vista, Vista U.S. or any of their Affiliates with respect to the environmental condition of any of the Vista Lands or alleging any breach of, default or liability under Environmental Laws with respect to the Vista Nevada Assets, or relating to the presence of any Contaminant or a release or a threat of a release of any Contaminant on, at, from or to any Vista Lands or relating to exposure of any Person to any Contaminant and to the best of the knowledge of Vista, no facts exist which could give rise to any such Claim; and

    (ix)
    Environmental Disclosure — Vista has fully disclosed to Newco and the Pescios all environmental reports, site assessments, audits, studies, evaluations, tests and records in the possession or control of such parties with respect to the Vista Nevada Assets and fully disclosed to Newco and the Pescios all material facts and circumstances known to such parties relating to the environmental condition of the Vista Nevada Assets.

  (l)
  Compliance with Laws — except for any conflicts, defaults or violations which would not, individually or in the aggregate, have a Material Adverse Effect on Vista U.S. or the Vista Nevada Assets, or as disclosed in Vista Disclosure Letter, neither Vista nor Vista U.S. has received or is aware of any notice from any Governmental Entity that it is in conflict with, or in default or violation of, any zoning requirement, bylaw, law, rule, regulation, order, permit, judgment or decree applicable to such party or by which any of the Vista Nevada Assets is bound or affected.

  (m)
  Disclosure in Circular — the disclosure in the Circular relating to Vista, Vista U.S., Newco and LLC and the Vista Nevada Assets will be true and complete in all material respects, will not contain any Misrepresentations and will, in all material respects, constitute sufficient disclosure so as to meet the requirements of applicable Law in respect of such disclosure.

  (n)
  Full Disclosure — All material information pertaining to the Vista Nevada Assets has been made available to Newco and the Pescios and, to the knowledge of Vista, no event or circumstance exists other than:

  (i)
  market conditions or other conditions affecting the industry generally; or

  (ii)
  events or circumstances specific to Newco, the Pescios or the Pescio Nevada Assets,

    which has or could reasonably be expected to result in a material adverse effect on the value of the Vista Nevada Assets to Newco.

  (o)
  U.S. Tax Matters — Neither Vista nor any affiliate of Vista (including, without limitation, Vista U.S.) has taken or agreed to take any action (without regard to any action taken or agreed to be taken by either of the Pescios) or knows of any circumstances that would prevent the Formation Transaction from qualifying as a single integrated transaction within the meaning of Section 351 of the U.S. Tax Code. Upon completion of the transactions contemplated by this Agreement, Vista, Vista Shareholders and the Pescios, in the aggregate, shall hold 100% of the issued and outstanding shares of common stock of Newco, and on a fully diluted basis (assuming the exercise of all rights to acquire Newco stock, including the options described in Section 2.2), shall hold more than 95% of the issued and outstanding shares of common stock of Newco. The transaction contemplated in Step 1 of Section 2.1 above shall not result in any tax liability to Newco, Vista U.S. or any entities which are currently or will, as a result of the transactions contemplated hereby, become direct or indirect subsidiaries of Newco or Vista U.S.

  (p)
  SEC Registration — The Vista Shares are registered pursuant to Section 12 of the United States Securities Exchange Act of 1934, as amended (the "1934 Act"), and Vista has filed with the United States Securities and Exchange Commission (the "SEC") and made available to the Pescios all of its reports and other documents required to be filed by Vista with or furnished by Vista to the SEC pursuant to the 1934 Act or the United States Securities Act of 1933 (the "1933 Act") since January 1, 2003 (collectively, "Vista's SEC Documents"). As of its respective date (giving effect to amendments and modifications filed or furnished prior to September 21, 2006), each of Vista's SEC Documents complied with the requirements of the 1934 Act and the 1933 Act (as applicable) and the rules and regulations of the SEC thereunder and did not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements (including the related notes) of Vista included in Vista's SEC Documents comply in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, and are reconciled to United States generally accepted accounting principles ("U.S. GAAP") to the extent required by and in accordance with Regulation S-X of the SEC, and fairly present in all material respects the consolidated financial position of Vista and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments). As of September 21, 2006, Vista's SEC Documents, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Vista Shares are listed for trading on the TSX and the AMEX and Vista is in compliance with the rules of the TSX and AMEX.

  (q)
  Investment Company — Vista is not an "investment company" within the meaning of the United States Investment Company Act of 1940, as amended.

  (r)
  Off-Balance Sheet Arrangements — Other than as described in Vista's Annual Report on Form 10-K for the fiscal year ended December 31, 2005, Vista does not have any "off-balance sheet arrangements" as such term is defined in the rules of the SEC.

  (s)
  Hart-Scott-Rodino — Vista is its own "ultimate parent entity" (as defined in 16 C.F.R. § 801.1(a)(3)) and Vista, together with all entities controlled (as defined in 16 C.F.R. § 801.(1)(b)) by it (a) did not for its fiscal year ended December 31, 2005 have aggregate sales of $113.4 million or more, or (b) as of June 30, 2006 (being the date of its most recent regularly prepared balance sheet) does not, and as of the Effective Time will not, hold assets having an aggregate total value of $113.4 million or more, in each case determined in accordance with 16 C.F.R. § 801.11 (this representation and warranty being made solely for the purpose of determining the applicability of the notification provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended to the transactions contemplated by this agreement).

  (t)
  Loans — Since July 30, 2002, Vista has not directly or indirectly, including through any of its subsidiaries: (A) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of Vista, or to or for any family member or affiliate of any director or executive officer of Vista; or (B) made any material modification, including any renewal thereof, to any term of any personal loan to any director or executive officer of Vista, or any family member or affiliate of any director or executive officer, which loan was outstanding on July 30, 2002. Neither Vista nor any of its subsidiaries has any outstanding loans to or extensions of credit to, or any guarantee of any indebtedness of, any employee, officer or director of Vista or any of its subsidiaries.

  (u)
  Sarbanes-Oxley Act — Vista is in full compliance with all provisions of the United States Sarbanes-Oxley Act of 2002 that are currently applicable to it, and has no reason to believe that it will not be in timely compliance with any provision thereof which is presently scheduled to become applicable to it in the future.

3.2   Vista Disclosure Letter

        The parties acknowledge that, concurrently with the execution and delivery hereof, Vista has delivered the Vista Disclosure Letter to the Pescios and that such document describes a series of exceptions to, or an exclusions from, the representations and warranties described in Section 3.1 above and that such exceptions and exclusions are deemed to be incorporated into this Agreement.

3.3   Representations and Warranties of the Pescios

        Each of the Pescios hereby jointly and severally makes to Vista and Newco the following representations and warranties and acknowledges that such parties are relying upon such representations and warranties in connection with the matters contemplated by this Agreement.

  (a)
  Power and Capacity — each of the Pescios has the power and capacity to enter into and deliver this Agreement and the other documents to be executed and delivered by them hereunder and to perform their respective obligations hereunder and thereunder.

  (b)
  No Conflicts or Violations — neither the entering into of this Agreement nor the other documents to be executed and delivered by either of the Pescios, nor the completion of the transactions contemplated hereby in accordance with the terms hereof will result in:

  (i)
  a violation or breach of any provision of or a default (or an event that with notice or lapse of time or both could constitute a default) under, or give to others any right of termination, amendment, acceleration or cancellation of or under:

  A.
  any applicable Law, to the best of the Pescio's knowledge; or

  B.
  any material agreement, arrangement or understanding to which either of the Pescios is a party or by which any of them or the Pescio Nevada Assets are bound or affected,

      subject to obtaining all of the Pescio Required Consents, or

    (ii)
    the imposition of any material Encumbrance upon any of the Pescio Nevada Assets.

  (c)
  Required Consents — except as set forth in Schedule E to this Agreement, the execution, delivery of this Agreement, the performance of their obligations hereunder and the completion of the transactions contemplated by this Agreement will not require either of the Pescios to obtain any consent, authorization or approval or order-in council of, or make any filing with or give any notice to, any Person.

  (d)
  Title to Assets — on the Effective Date immediately prior to the Effective Time, the Pescios will together legally and beneficially own, hold or be entitled to the benefit of the Pescio Nevada Assets, free and clear of all material Encumbrances other than the Permitted Encumbrances.

  (e)
  Description of Pescio Nevada Assets — Schedule C accurately describes all of the material Pescio Nevada Assets including, without limitation:

  (i)
  all material real property and mineral interests in Nevada held by the Pescios, including a description of the nature of the interest held (the "Pescio Lands");

  (ii)
  all agreements and other contracts material to the ownership and operation of the Pescio Lands (collectively the "Pescio Contracts"); and

  (iii)
  all licenses, permits, authorities and permissions held by either of the Pescios which are material to the ownership or operation of the Pescio Lands (collectively the "Pescio Licences").

  (f)
  No Other Contracts — except for the Pescio Contracts and Pescio Licences, neither of the Pescios will as of the Effective Date be a party to, be bound by, or be an assignee under, any contract, agreement or commitment of any kind relating to the Pescio Nevada Assets, other than contracts which are not material to the ownership or operations of the Pescio Nevada Assets.

  (g)
  No Defaults — except as may be set out in the Pescio Disclosure Letter, the Pescio Contracts and Pescio Licences are in full force and effect and no party thereto is in default in any respect under, and there exists no event, condition or occurrence known to of the Pescios which, after notice or lapse of time or both would constitute such a default by any party under, any Pescio Licence or Pescio Contract.

  (h)
  Litigation — except as set out in the Pescio Disclosure Letter, there is no action, suit, order, work order, petition, prosecution or other similar proceeding pending or, to the best of the knowledge of either of the Pescios, threatened against any such party and affecting the Pescio Nevada Assets at law or in equity or before or by any Governmental Entity, domestic or foreign.

  (i)
  Environmental Matters — except as disclosed in the Pescio Disclosure Letter:

  (i)
  Compliance with Environmental Laws — The Pescios have, at all times, dealt with the Pescio Nevada Assets in compliance in all material respects with all Environmental Laws which apply to such Pescio Nevada Assets;

  (ii)
  Environmental Permits — The Pescios will, as of the Effective Date, hold (legally or beneficially) all material Environmental Permits required to be held by them, if any, in connection with the Pescio Nevada Assets, and any such permits shall be transferred to Newco. All such Environmental Permits are in good standing and are being and have been complied with in all material respects. No proceeding is pending or threatened and no steps have been taken by any Governmental Entity or other person to revoke, modify or limit any of the Environmental Permits and, to the best of the knowledge of the Pescios, no grounds exist for any such proceeding or steps;

  (iii)
  Activities — neither of the Pescios has in connection with the use of the Pescio Lands, released, transported, treated, processed, distributed, stored, used, manufactured, handled, disposed of or exposed any Persons to Contaminants or caused, authorized or permitted any of the foregoing except in material compliance with all applicable Environmental Laws;

  (iv)
  Condition of Property Interests — neither of the Pescios has any notice or knowledge that the Pescio Lands contain any Contaminants except in levels permitted under Environmental Laws. To the best of the knowledge of the Pescios, no Contaminants have been or are being released on or from or migrating through property adjoining or in the vicinity of the Pescio Lands that might migrate to or affect the Pescio Lands;

  (v)
  Landfills — neither of the Pescios has any knowledge that there are any landfills or disposal areas on any of the Pescio Lands or any landfills or disposal areas that have been or are being used by either of the Pescios on the Vista Lands;

  (vi)
  Tanks and PCB's — neither of the Pescios has any knowledge that there are any or have ever been any underground storage tanks located on any of the Pescio Lands or PCB's or equipment containing PCB's used or stored on the Pescio Lands;

  (vii)
  Environmental Undertakings — neither of the Pescios has at any time given any written undertakings with respect to remedying any breach of, or liability under, Environmental Laws or Environmental Permits with respect to the Pescio Nevada Assets that have not been duly performed in all material respects;

    (viii)
    Claims — there are no outstanding, or to the best of the knowledge of either of the Pescios, pending or threatened Claims against either of the Pescios with respect to the environmental condition of any of the Pescio Lands or alleging any breach of, default or liability under Environmental Laws with respect to the Pescio Nevada Assets, or relating to the presence of any Contaminant or a release or a threat of a release of any Contaminant on, at, from or to any Pescio Lands or relating to exposure of any Person to any Contaminant and to the best of the knowledge of either of the Pescios, no facts exist which could give rise to any such Claim; and

    (ix)
    Environmental Disclosure — The Pescios have fully disclosed to Newco and Vista all environmental reports, site assessments, audits, studies, evaluations, tests and records in the possession or control of such parties with respect to the Pescio Nevada Assets and fully disclosed to Newco and Vista all material facts and circumstances known to such parties relating to the environmental condition of the Pescio Nevada Assets.

  (j)
  Compliance with Laws — except for any conflicts, defaults or violations which would not, individually or in the aggregate, have a Material Adverse Effect on the Pescio Nevada Assets, or as disclosed in Pescio Disclosure Letter, neither of the Pescios has received or is aware of any notice from any Governmental Entity that any of the Pescio Nevada Assets is in conflict with, or in default or violation of, any zoning requirement, bylaw, law, rule, regulation, order, permit, judgment or decree applicable to such party or by which any of the Pescio Nevada Assets is bound or affected.

  (k)
  Disclosure in Circular — the disclosure in the Circular relating to the Pescios and the Pescio Nevada Assets will be true and complete in all material respects, will not contain any Misrepresentations and will, in all material respects, constitute sufficient disclosure so as to meet the requirements of applicable Law in respect of such disclosure.

  (l)
  Full Disclosure — All material information pertaining to the Pescio Nevada Assets has been made available to Newco and Vista and, to the knowledge of the Pescios, no event or circumstance exists other than:

  (i)
  market conditions or other conditions affecting the industry generally; or

  (ii)
  events or circumstances specific to Newco or Vista,

    which has or could reasonably be expected to result in a material adverse effect on the value of the Pescio Nevada Assets to Newco.

  (m)
  Hart-Scott-Rodino — The Pescios (as natural persons and as husband and wife) are their own "ultimate parent entity" (as defined in 16 C.F.R. § 801.1(a)(3)) and the Pescios, together with all entities controlled (as defined in 16 C.F.R. § 801.(1)(b)) by them: (a) did not for the year ended December 31, 2005 have aggregate sales of $113.4 million or more; or (b) as of the date hereof, do not, and as of the Effective Time will not, hold assets having an aggregate total value of $113.4 million or more, in each case determined in accordance with 16 C.F.R. § 801.11 (this representation and warranty being made solely for the purpose of determining the applicability of the notification provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended to the transactions contemplated by this agreement).

  (n)
  "Accredited Investor" Status — Each of the Pescios is an "Accredited Investor" within the meaning of Regulation D under the 1933 Act. By reason of his or her business and financial experience, sophistication and knowledge, each of the Pescios is capable of evaluating the risks and merits of the investment made pursuant to this Agreement.

  (o)
  Investment Suitability — Each of the Pescios has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of his or her investment in the Newco Shares and it is able to bear the economic risks and complete loss of such investment in the Newco Shares.

  (p)
  Access to Information — Each of the Pescios hereby represents that: (i) he or she has been furnished by Vista during the course of this transaction with all information regarding the Vista Nevada Assets and Newco which it had requested; (ii) all documents that have been reasonably requested by the Pescios have been made available for their or their counsel's inspection and review; and (iii) any other information reasonably requested by the Pescios or their counsel has been provided.

  (q)
  Opportunity to Ask Questions — Each of the Pescios has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of Vista and Newco concerning the terms and conditions of the issuance of the Newco Shares to the Pescios as partial consideration for the transfer of the Pescio Nevada Assets to the LLC.

  (r)
  Absence of Advertising — In connection with the issuance of Newco Shares to the Pescios pursuant hereto, at no time was either of the Pescios presented with or solicited by any leaflet, public promotional meeting, circular, newspaper or magazine article, radio or television advertisement or any other form of general solicitation or general advertising within the meaning of Regulation D under the 1933 Act.

  (s)
  Investment Intent — Each of the Pescios represents that the Newco Shares to be issued and delivered to them pursuant to this Agreement are being acquired for his or her own account, for investment for an indefinite period of time, not as nominee or agent for any other person, firm or corporation and not for distribution or resale to others in contravention of the 1933 Act and the rules and regulations promulgated thereunder; provided however, the parties acknowledge that prior to 12 months after the Effective Date, one or more of the Pescios may dispose of some or all of the Newco Shares pursuant to an effective registration statement under the 1933 Act or in compliance with Section 4.5(a) hereof. Each of the Pescios agrees that he or she will not sell or otherwise transfer the Newco Shares unless they are registered under the Securities Act or unless an exemption from such registration is available.

  (t)
  Resale Restrictions — Each of the Pescios understands and acknowledges that the Newco Shares have not been, and will not as of the time issued, be registered under the 1933 Act and that they will be issued in reliance upon exemptions from the registration requirements of the 1933 Act, and thus cannot be resold until 12 months after the Effective Date, unless they are included in an effective registration statement filed under the 1933 Act or unless an exemption from registration is available for such resale. With regard to the restrictions on resales of the Newco Shares, each of the Pescios is aware: (i) that Newco will issue stop transfer orders to its stock transfer agent in the event of attempts to improperly transfer any such Newco Shares; and (ii) that a restrictive legend will be placed on certificates representing the Newco Shares, which legend will read substantially as follows:

      THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY APPLICABLE STATE SECURITIES LAW. NO INTEREST THEREIN MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED OR DISPOSED OF WITHOUT (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE UNITED STATES STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION, (B) RECEIPT BY THE CORPORATION OF AN ACCEPTABLE LEGAL OPINION STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION, OR (C) THE CORPORATION OTHERWISE SATISFYING ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.

    The legend stated above shall be promptly removed from any certificate representing the Newco Shares, and Newco shall issue a certificate without such legend to the applicable party, if, unless otherwise required by state securities laws: (i) such Newco Shares are registered for resale under the 1933 Act and are sold in compliance with the requirements of the 1933 Act; (ii) in connection with a sale transaction, such holder provides Newco with an opinion of counsel, in a form reasonably acceptable to Newco, to the effect that a public sale, assignment or transfer of such Newco Shares may be made without registration under the 1933 Act; or (iii) such holder provides Newco with reasonable assurances that such Newco Shares can be sold pursuant to Rule 144 promulgated under the Securities Act without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold. Notwithstanding the removal of the legend stated above in the event the Newco Shares are registered for resale on an effective registration statement, Newco reserves the right to affix a legend on certificates representing such Newco Shares that any selling shareholder must comply with the prospectus delivery requirements of the 1933 Act in connection with any resale. Newco shall bear the cost of the removal of any legend as anticipated by this Section.

3.4   Pescio Disclosure Letter

        The parties acknowledge that, concurrently with the execution and delivery hereof, the Pescios have delivered the Pescio Disclosure Letter to Vista and that such document describes a series of exceptions to, or exclusions from, the representations and warranties described in Section 3.3 above and that such exceptions and exclusions are deemed to be incorporated into this Agreement.

3.5   Representations and Warranties of Newco

        Newco hereby makes to Vista and each of the Pescios the following representations and warranties and acknowledges that such parties are relying upon such representations and warranties in connection with the matters contemplated by this Agreement.

  (a)
  Corporate Status — Newco has been duly incorporated and is validly existing as a company in good standing under the laws of the State of Delaware and has the necessary corporate power and capacity to own the property and assets it will acquire as a result of the transactions contemplated by this Agreement.

  (b)
  Due Authorization — the execution and delivery of this Agreement and the other documents to be executed and delivered by Newco hereunder, and the carrying out of the transactions contemplated hereby on the part of Newco, have been duly authorized by all necessary corporate action on the part of Newco.

  (c)
  No Conflicts or Violations — neither the entering into of this Agreement nor the other documents to be executed and delivered by Newco, nor the completion of the transactions contemplated hereby in accordance with the terms hereof will result in a violation or breach of any provision of or a default (or an event that with notice or lapse of time or both could constitute a default) under, or give to others any right of termination, amendment, acceleration or cancellation of or under:

  (i)
  the constating or organizational documents of Newco, including any resolutions of its shareholders or directors;

  (ii)
  any applicable Law; or

  (iii)
  any material agreement, arrangement or understanding to which Newco is a party or by which it is bound or affected.

  (d)
  No Material Assets or Liabilities — Newco is a newly-incorporated entity and, immediately prior to the Effective Time, will have no material assets or liabilities.

  (e)
  Authorized and Issued Capital — the authorized capital of Newco consists of 100,000,000 shares of common stock, par value $0.001 and 10,000,000 shares of preferred stock, par value $0.001. As of the date hereof, only one share of common stock has been issued and is registered in the name of Vista.

  (f)
  U.S. Tax Matters — Neither Newco nor any affiliate of Newco has taken or agreed to take any action (without regard to any action taken or agreed to be taken by either of the Pescios) or knows of any circumstances that would prevent the Formation Transaction from qualifying as a single integrated transaction within the meaning of Section 351 of the U.S. Tax Code.

ARTICLE 4

COVENANTS

4.1   Management Consultation

        Subject to applicable Law and the other provisions of this Agreement, during the Pre-Effective Date Period, Vista, the Pescios and Newco will consult with each other on an ongoing basis in order to ensure that Newco is prepared to take over and run its business after the completion of the transactions contemplated hereby.

4.2   Covenants of Vista and Vista U.S.

        Vista and Vista U.S. each hereby covenant and agree that:

  (a)
  during the Pre-Effective Date Period (or until the earlier termination of this Agreement in accordance with the terms hereof: (i) with the consent of the Pescios to any deviation therefrom, which shall not be unreasonably withheld; (ii) as required to comply with any Law; (iii) with respect to matters disclosed in the Vista Disclosure Letter; or (iv) with respect to any matter contemplated by this Agreement or the Plan of Arrangement, including the transactions contemplated hereby, Vista shall:

    (i)
    ensure that the business of Vista U.S. and its Subsidiaries is carried on in the ordinary and regular course in substantially the same manner as heretofore conducted and, to the extent consistent with such business, use all reasonable efforts to preserve intact its present business organization and keep available the services of its present officers and employees and others having business dealings with it to the end that its goodwill and business is maintained;

    (ii)
    not permit Vista U.S. or its Subsidiaries to engage in any transactions which are out of the ordinary, including any material acquisitions or dispositions of assets;

    (iii)
    not permit any amendment to the articles or bylaws of Vista U.S. or any amendment to the constating documents of any of Vista U.S.'s Subsidiaries;

    (iv)
    except in the usual, ordinary and regular course of business and consistent with past practice or as required by applicable Law, not permit Vista U.S. or any of its Subsidiaries to enter into or modify (or agree to enter into or modify) in any material respect any contract, agreement, commitment or arrangement which is material to Vista U.S. on a consolidated basis;

    (v)
    not permit Vista U.S. or its Subsidiaries to incur or commit to material capital expenditures or other material commitments, except in accordance with its current annual budget or as disclosed in the Vista Disclosure Letter;

    (vi)
    promptly advise the Pescios orally and, if then requested, in writing:

    A.
    of any event occurring subsequent to the date of this Agreement that would or could reasonably be expected to render any representation or warranty of Vista contained in this Agreement (except any such representation or warranty which speaks as of a date prior to the occurrence of such event), if made on or as of the date of such event or the Effective Date, untrue or inaccurate in any material respect;

    B.
    of any Material Adverse Change in respect of Vista U.S.; and

    C.
    of any material breach by Vista of any covenant or agreement contained in this Agreement;

  (b)
  Vista and Vista U.S. shall, during the Pre-Effective Date Period (or until the earlier termination of this Agreement in accordance with the terms hereof) perform all obligations required or desirable to be performed by them under this Agreement, co-operate with the Pescios in connection therewith, and do all such other acts and things as may be necessary or desirable in order to consummate and make effective, as soon as reasonably practicable, the transactions contemplated by this Agreement and, without limiting the generality of the foregoing, Vista and Vista U.S. shall:

  (i)
  apply for and use all reasonable efforts to obtain the Appropriate Regulatory Approvals relating to Vista or Vista U.S. and, in doing so, to keep the Pescios reasonably informed as to the status of the proceedings related to obtaining such Appropriate Regulatory Approvals, including, but not limited to, providing the Pescios with copies of all related applications and notifications, in draft form, in order for the Pescios to provide their reasonable comments;

    (ii)
    apply for and use all reasonable efforts to obtain the Interim Order and the Final Order;

    (iii)
    carry out the terms of the Interim Order (including mailing the Circular to Vista Securityholders as ordered by the Interim Order) and the Final Order applicable to it and use its reasonable efforts to comply promptly with all requirements which applicable Law may impose on Vista with respect to the transactions contemplated hereby and by the Arrangement;

    (iv)
    defend all lawsuits or other legal, regulatory or other proceedings to which it is a party challenging or affecting this Agreement or the consummation of the transactions contemplated hereby;

    (v)
    use its reasonable efforts to have lifted or rescinded any injunction or restraining order or other order relating to Vista or its Subsidiaries or the Vista Shares which may adversely affect the ability of the parties to consummate the transactions contemplated hereby;

    (vi)
    effect all necessary registrations, filings and submissions of information required by Governmental Entities from Vista or Vista U.S.;

    (vii)
    use its reasonable efforts to obtain all necessary waivers, consents and approvals required to be obtained by Vista or a Subsidiary of Vista from other parties to existing Vista Contracts including the Vista Required Consents;

  (c)
  Vista shall use commercially reasonable efforts to complete an equity financing to raise not less than $25 million on terms satisfactory to Vista, acting reasonably; and

  (d)
  neither Vista nor any affiliate of Vista (including, without limitation, Vista U.S.) shall take any action that (without regard to any action taken or agreed to be taken by either of the Pescios) would prevent the Formation Transaction from qualifying as a single integrated transaction within the meaning of Section 351 of the U.S. Tax Code. In addition, Vista confirms that it is not aware of any steps currently intended to be taken by any of its shareholders which, or which taken into account together with the anticipated transfer of 3,000,000 common shares of Newco by the Pescios, would prevent the Formation Transaction from qualifying as a single integrated transaction within the meaning of Section 351 of the U.S. Tax Code.

4.3   Covenants of the Pescios

        Each of the Pescios hereby covenants and agrees that:

  (a)
  during the Pre-Effective Date Period (or until the earlier termination of this Agreement in accordance with the terms hereof): (i) with the consent of Vista to any deviation therefrom, which shall not be unreasonably withheld; (ii) as required to comply with any Law; (iii) with respect to matters disclosed in the Pescio Disclosure Letter; or (iv) with respect to any matter contemplated by this Agreement or the Plan of Arrangement, including the transactions contemplated hereby, such individuals shall:

  (i)
  use all reasonable efforts to ensure that the Pescio Nevada Assets are held and dealt with in the ordinary and regular course without causing a Material Adverse Effect and in substantially the same manner as heretofore conducted and, to the extent consistent therewith, use all reasonable efforts to keep available the services of anyone having business dealings with them in respect of such assets in the aggregate to the end that any material goodwill is maintained;

    (ii)
    not dispose of, in whole or in part, any of the Pescio Nevada Assets;

    (iii)
    except in the usual, ordinary and regular course of business and consistent with past practice or as required by applicable Law, not enter into or modify (or agree to enter into or modify) in any material respect any contract, agreement, commitment or arrangement which relates to any of the Pescio Nevada Assets;

    (iv)
    promptly advise Vista orally and, if then requested, in writing:

    A.
    of any event occurring subsequent to the date of this Agreement that would or could reasonably be expected to render any representation or warranty of either of the Pescios contained in this Agreement (except any such representation or warranty which speaks as of a date prior to the occurrence of such event), if made on or as of the date of such event or the Effective Date, untrue or inaccurate in any material respect;

    B.
    of any Material Adverse Change in respect of the Pescio Nevada Assets; and

    C.
    of any material breach by either of the Pescios of any covenant or agreement contained in this Agreement; and

  (b)
  each of the Pescios shall, during the Pre-Effective Date Period (or until the earlier termination of this Agreement in accordance with the terms hereof) perform all obligations required or desirable to be performed by them under this Agreement, co-operate with Vista in connection therewith, and do all such other acts and things as may be necessary or desirable in order to consummate and make effective, as soon as reasonably practicable, the transactions contemplated by this Agreement and, without limiting the generality of the foregoing, such individuals shall:

  (i)
  apply for and use all reasonable efforts to obtain the Appropriate Regulatory Approvals in each case relating to either of the Pescios and, in doing so, keep Vista reasonably informed as to the status of the proceedings related to obtaining the Appropriate Regulatory Approvals, including, but not limited to, providing Vista with copies of all related applications and notifications, in draft form, in order for Vista to provide its reasonable comments;

  (ii)
  use their reasonable efforts to defend all lawsuits or other legal, regulatory or other proceedings to which it is a party challenging or affecting this Agreement or the consummation of the transactions contemplated hereby including, without limitation, any party challenging the ability of the Pescios to transfer the Pescio Nevada Assets to the LLC or Newco hereunder;

  (iii)
  use their reasonable efforts to have lifted or rescinded any injunction or restraining order or other order relating to either of the Pescios which may have a material adverse affect on the ability of the parties to consummate the transactions contemplated hereby;

    (iv)
    effect all necessary registrations, filings and submissions of information required by Governmental Entities from either of the Pescios; and

    (v)
    use its reasonable efforts:

    A.
    to obtain all necessary waivers, consents and approvals required to be obtained by the Pescios from other parties to existing Pescio Contracts including the Pescio Required Consents; and

    B.
    to the extent any such Pescio Contracts contains rights of first refusal or similar provisions relating to any Pescio Nevada Assets, to provide any required notices in respect thereof or obtain a waiver of such rights from the holder thereof such that, in either case, such assets may be transferred to Newco at the Effective Time without violating such rights of first refusal or similar rights.

4.4   Covenants of Newco

        Newco hereby covenants and agrees that:

  (a)
  during the Pre-Effective Date Period (or until the earlier termination of this Agreement in accordance with the terms hereof): (i) with the consent of Vista and the Pescios to any deviation therefrom, which shall not be unreasonably withheld; (ii) as required to comply with any Law; or (iii) with respect to any matter contemplated by this Agreement or the Plan of Arrangement, including the transactions contemplated hereby, Newco shall:

  (i)
  not acquire or dispose of any material assets or incur any liabilities;

  (ii)
  except in connection with the transactions contemplated hereby, enter into or modify (or agree to enter into or modify) in any material respect any contract, agreement, commitment or arrangement;

  (iii)
  promptly advise Vista and the Pescios orally and, if then requested, in writing:

  A.
  of any event occurring subsequent to the date of this Agreement that would or could reasonably be expected to render any representation or warranty of Newco contained in this Agreement (except any such representation or warranty which speaks as of a date prior to the occurrence of such event), if made on or as of the date of such event or the Effective Date, untrue or inaccurate in any material respect; and

  B.
  of any material breach by Newco of any covenant or agreement contained in this Agreement.

  (b)
  Newco shall, during the Pre-Effective Date Period (or until the earlier termination of this Agreement in accordance with the terms hereof) perform all obligations required or desirable to be performed by it under this Agreement, co-operate with Vista and the Pescios in connection therewith, and do all such other acts and things as may be necessary or desirable in order to consummate and make effective, as soon as reasonably practicable, the transactions contemplated by this Agreement and, without limiting the generality of the foregoing, Newco shall:

    (i)
    defend all lawsuits or other legal, regulatory or other proceedings to which it is a party challenging or affecting this Agreement or the consummation of the transactions contemplated hereby;

    (ii)
    use its reasonable efforts to have lifted or rescinded any injunction or restraining order or other order relating to Newco which may adversely affect the ability of the parties to consummate the transactions contemplated hereby; and

    (iii)
    effect all necessary registrations, filings and submissions of information required by Governmental Entities from Newco.

  (c)
  Neither Newco nor any affiliate of Newco shall take any action that (without regard to any action taken or agreed to be taken by either of the Pescios) would prevent the Formation Transaction from qualifying as a single integrated transaction within the meaning of Section 351 of the U.S. Tax Code.

4.5   Post-Closing Covenants of the Pescios and Newco

  (a)
  Newco hereby covenants and agrees with the Pescios that it will use commercially reasonable efforts, as soon as possible following the Effective Time, to file a registration statement on Form S-1 with the United States Securities and Exchange Commission registering 35% of the shares of Newco issued to the Pescios at the Effective Time for resale and Newco will use its best efforts to cause the registration statement to become effective and to keep the registration statement effective and available for use by the Pescios, subject to the following restrictions (which each of the Pescios agrees to comply with):

  (i)
  the Pescios will not sell any Newco shares, until the earlier of: (A) the date on which such registration statement becomes effective; and (B) the date which is six months after the Effective Date, and any such sale will only be done in compliance with all applicable securities laws;

  (ii)
  during the period ending 12 months after the Effective Date, the Pescios will not sell pursuant to the registration statement, in aggregate, more than 20% of the total number of Newco shares acquired by the Pescios (as a group) as a result of the transactions contemplated hereby on the Effective Date;

  (iii)
  each of the Pescios will use his or her commercially reasonable efforts to cause any disposition of Newco shares by any of them to be effected in a manner that does not cause a significant negative impact on the trading price of the shares of Newco;

  (iv)
  during the period ending 12 months after the Effective Date, the Pescios will not in any calendar month sell pursuant to the registration statement shares representing, in aggregate, more than 0.67% of the issued and outstanding shares of Newco; and

  (v)
  the Pescios will comply with the policies of Newco related to the trading of shares by directors, officers and other insiders of Newco for a period ending 12 months after the Effective Date (or for such longer period as such policies may apply to such parties as insiders of Newco).

    In the event that the Pescios, at or before the Effective Time, provide a direction to Newco to deliver any of the common shares issuable to the Pescios hereunder to Robert Lipsett and Greg Hryhorchuk or transfer any of such shares to Robert Lipsett or Greg Hryhorchuk at the Effective Time, the parties will cooperate to effect such transaction provided that each such transferee agrees with Newco prior to issuance to make the representations set out in Sections 3.3(n) through 3.3(s), inclusive, and to abide by the transfer restrictions set forth in sections 3.3(t) and 3.3(u) hereof, and agrees that such transferee:

    (i)
    will not sell any Newco shares, until the earlier of: (A) the date on which such registration statement becomes effective; and (B) the date which is six months after the Effective Date, and any such sale will only be done in compliance with all applicable securities laws;

    (ii)
    during the period ending 12 months after the Effective Date, will not sell pursuant to the registration statement, in aggregate, more than 20% of the total number of Newco shares acquired by such transferee from the Pescios as contemplated above;

    (iii)
    such transferee will use his commercially reasonable efforts to cause any disposition of Newco shares by such transferee to be effected in a manner that does not cause a significant negative impact on the trading price of the shares of Newco;

    (iv)
    during the period ending 12 months after the Effective Date, such transferee will not in any calendar month sell pursuant to the registration statement shares representing, in aggregate, more than 0.17% of the issued and outstanding shares of Newco; and

    (v)
    such transferee will comply with the policies of Newco related to the trading of shares by directors, officers and other insiders of Newco for a period ending 12 months after the Effective Date (or for such longer period as such policies may apply to such transferee as an insider of Newco).

    In addition, the parties hereto acknowledge and consent to the transfer by the Pescios of a total of 3 million common shares of Newco immediately after the Effective Time to Robert Lipsett and Greg Hryorchuk.

  (b)
  Newco further agrees and covenants with the Pescios to use commercially reasonable efforts to complete an equity financing of no less than $15 million as soon as practical after the Effective Date. Notwithstanding the foregoing, the Pescios acknowledge that actual completion of any such financing will be subject to the board of directors of Newco determining, at the time of such financing, that such financing is in the best interests of Newco considering all appropriate factors including, without limitation, prevailing market conditions at that time.

  (c)
  For so long as: (i) the Pescios or their transferees or any "affiliate" (as such term is defined in Rule 405 under the 1933 Act) of Newco or Vista (determined immediately prior to and immediately following the closing of the Arrangement) holds Newco shares that were received pursuant to the Arrangement; and (ii) the provisions of Rule 145(d)(2) or (3) or Rule 144(k) under the 1933 Act are not available for the resale of such Newco shares by such person within the United States, Newco shall make available adequate current public information with respect to Newco as contemplated by Rule 144(c) under the 1933 Act.

  (d)
  In connection with any sale of Newco shares received under the Arrangement by either of the Pescios or their transferees pursuant to Rule 144 under the 1933 Act or any registration statement, Newco shall, upon receipt of executed representation letters or other customary evidence, in all cases in customary form and substance, use its reasonable best efforts to cause the registrar and transfer agent of such Newco shares to remove any legend restricting transfer of such Newco Shares, within three business days (excluding weekends and holidays) of receipt of such representation letters.

  (e)
  On or prior to the Effective Date, the Newco Shares shall be registered pursuant to Section 12 of the 1934 Act. The Registration Statement on Form 10 (the "Form 10") to be filed by Newco in connection with such registration (giving effect to amendments filed thereto prior to the effectiveness of the Form 10) shall comply with the requirements of the 1934 Act and the rules and regulations of the SEC thereunder, and shall not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements (including the related notes) included in the Form 10 shall comply in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto (including compliance with US GAAP to the extent required thereunder), and shall fairly present in all material respects the consolidated financial position of Newco and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments).

4.6   Loans by Vista to Vista U.S. during Pre-Effective Date Period

        The parties agree that, notwithstanding any other provision hereof, during the Pre-Effective Date Period Vista may provide loans to Vista U.S. in amounts sufficient to permit Vista U.S. to undertake any of the following activities for the benefit of the business which Newco will operate after the Effective Date:

  (a)
  to permit the purchase of additional mineral properties or interests therein which are approved in writing by both Vista and the Pescios (and any such properties so acquired shall be deemed to be both Vista Nevada Assets and Pescio Nevada Assets for purposes of this Agreement);

  (b)
  to pay any retainers, expenses or other amounts necessary to secure the services of a new Chief Executive Officer for Newco prior to the Effective Date;

  (c)
  to fund the purchase of office equipment, software and other miscellaneous items and supplies which Vista believes are reasonably necessary to ensure Newco can commence operations immediately after the Effective Date; and

  (d)
  to fund such other activities as may be agreed to in writing by the parties in advance of amounts being loaned by Vista to Vista U.S. for such activities.

The parties further agree that such loans shall bear interest at the rate of 6% per annum and all principal and interest owing by Vista U.S. to Vista in respect of such loans shall be paid in full at the Effective Time by Newco on behalf of Vista U.S.

4.7   Access to Information

        Subject to applicable Law, from the date hereof to the earlier of the Effective Date or the date on which this Agreement is terminated in accordance with its terms, each of Vista U.S. and the Pescios will provide each other and Newco with reasonable access to their respective properties, books, contracts and records (as such properties, books, contracts and records relate either to the Vista Nevada Assets or the Pescio Nevada Assets).

4.8   Closing Matters

        Each party hereto shall deliver, at the closing of the transactions contemplated hereby, such customary opinions of legal counsel, certificates, resolutions, share certificates, asset transfer documentation and other closing documents as may be required by the other parties hereto, acting reasonably. The closing of the transactions contemplated hereby shall occur on or within three Business Days of the date on which the conditions to closing set forth in Sections 5.1, 5.2 and 5.3 have been satisfied or waived by the parties, or on such later date as Pescios and Vista agree, at the offices of Borden Ladner Gervais LLP in Vancouver, British Columbia at 6:00 a.m. (Pacific Time).

4.9   Pescio Property Payments

        The Pescios will be entitled to all payments whenever made with respect to amounts due and payable to them before the Effective Time in respect of the Pescio Nevada Assets. To the extent any such amounts are paid to Newco after the Effective Time, Newco will hold such amounts for and on behalf of the Pescios and will pay such amounts to the Pescios as soon as possible following receipt thereof.

ARTICLE 5

CLOSING CONDITIONS

5.1   Mutual Conditions Precedent

        The respective obligations of each of Vista and the Pescios to complete the transactions contemplated hereby and to file a copy of the Final Order and the Articles of Arrangement to give effect to the Arrangement and to otherwise complete the transactions contemplated hereby will be subject to the fulfillment, or mutual waiver in writing by each of Vista and the Pescios, of each of the following conditions:

  (a)
  the Interim Order shall have been obtained in form and terms satisfactory to each of Vista and the Pescios acting reasonably and shall not have been set aside or modified in a manner unacceptable to either of such parties (acting reasonably) on appeal or otherwise;

  (b)
  the Circular shall have been mailed to Vista Securityholders by the Mailing Date and the Vista Meeting shall have been held on or before the Meeting Date;

  (c)
  at the Vista Meeting, the Vista Resolutions shall have been approved by the Vista Securityholders in accordance with the requirements of the Act and the Interim Order;

  (d)
  the Final Order shall have been obtained in form and terms satisfactory to each of Vista and the Pescios acting reasonably and shall not have been set aside or modified in a manner unacceptable to either of such parties, acting reasonably, on appeal or otherwise;

  (e)
  on or before the Effective Date, both the New Common Shares and the Newco common shares to be issued pursuant to the transactions contemplated hereby shall have been conditionally approved for listing on the TSX, subject only to the filing of customary required documents and, immediately prior to the Effective Time, such shares shall be listed and posted for trading on the TSX;

  (f)
  there shall not be in force any order or decree restraining or enjoining the consummation of the transactions contemplated by this Agreement and there shall be no proceeding, of a judicial or administrative nature or otherwise, brought by a Governmental Entity in progress or threatened that relates to or results from the transactions contemplated by this Agreement that would, if successful, potentially result in an order or ruling that would preclude completion of the transactions contemplated by this Agreement in accordance with the terms hereof or would otherwise be inconsistent with the Appropriate Regulatory Approvals which have been obtained;

  (g)
  all required consents, waivers, permits, orders and approvals of any Governmental Entity (including the Appropriate Regulatory Approvals) shall have been received on terms satisfactory to Vista and the Pescios, acting reasonably;

  (h)
  there shall not be pending or threatened any suit, action or proceeding by any Governmental Entity or other Person seeking to prohibit or restrict the completion of the transactions contemplated hereby or seeking to obtain from any party hereto damages which could be material to such party in connection with the completion of such transactions;

  (i)
  this Agreement shall not have been terminated in accordance with the terms hereof; and

  (j)
  on or before the Effective Date, each party hereto other than Newco shall have delivered to Newco a properly executed statement or statements in a form reasonably acceptable to Newco for purposes of satisfying Newco's obligations under United States Treasury Regulation Sections 1.1445-2 and 1.897-2 if applicable or such amount of cash as shall satisfy Newco's withholding obligations in respect to such party on account of the transactions contemplated hereby under United States Internal Revenue Code of 1986 Sections 1441 and 1445.

5.2   Additional Conditions Precedent to the Obligations of Vista

        The obligations of Vista to complete the transactions contemplated by this Agreement shall also be subject to the satisfaction, on or before the Effective Date of each of the following conditions precedent (each of which is for Vista's exclusive benefit and may be waived by Vista and any one or more of which, if not satisfied or waived, will relieve Vista of any obligation under this Agreement):

  (a)
  all covenants of the Pescios and Newco under this Agreement to be performed on or before the Effective Date shall have been duly performed by the Pescios in all material respects;

  (b)
  all representations and warranties of the Pescios under this Agreement qualified as to materiality shall be true and correct and those not so qualified shall be true and correct in all material respects as of the Effective Date as if made on and as of such date (except to the extent such representations and warranties speak as of an earlier date, in which event such representations and warranties shall be true and correct in all material respects as of such earlier date, or except as affected by transactions contemplated or permitted by this Agreement), except where the failure of such representations and warranties in the aggregate to be true and correct would not be reasonably expected to have a Material Adverse Effect on the Pescio Nevada Assets in the hands of Newco, as determined by Vista acting reasonably and Vista shall have received a certificate of each of the Pescios confirming the same as at the Effective Date;

  (c)
  all consents, waivers, and approvals (including, without limitation, the Pescio Required Consents) required to be obtained by the Pescios from other parties in connection with, or required to permit the consummation of, the Arrangement and the other transactions contemplated hereby shall have been obtained or received on terms acceptable to Vista, acting reasonably. For greater certainty, to the extent that any Pescio Contract contains rights of first refusal or similar provisions relating to any Pescio Nevada Assets, the Pescios shall have provided any required notices in respect thereof and such notice period shall have expired or shall have obtained a waiver of such rights from the holder thereof such that, in either case, such assets may be transferred to Newco at the Effective Time without, in the reasonable opinion of Vista, violating such rights of first refusal or similar rights;

  (d)
  during the Pre-Effective Date Period, there shall not have occurred a Material Adverse Change in respect of the Pescio Nevada Assets;

  (e)
  Vista shall have completed an equity financing to raise not less than $25 million, on terms satisfactory to Vista, acting reasonably;

  (f)
  there shall not have been exercised, pursuant to the Plan of Arrangement, Dissent Rights with respect to more than 5% of the outstanding Vista Shares; and

  (g)
  Carl shall have entered into a non-competition agreement with Vista and Newco on terms satisfactory to all parties, acting reasonably.

        Vista may not rely on the failure to satisfy any of the above conditions precedent as a basis for non-compliance by Vista with its obligations under this Agreement if the condition precedent would have been satisfied but for a material default by Vista in complying with its obligations hereunder.

5.3   Additional Conditions Precedent to the Obligations of the Pescios

        The obligations of the Pescios to complete the transactions contemplated by this Agreement shall also be subject to the satisfaction, on or before the Effective Date, of each of the following conditions precedent (each of which is for the exclusive benefit of the Pescios and may be waived by them and any one or more of which, if not satisfied or waived, will relieve the Pescios of any obligation under this Agreement):

  (a)
  all covenants of Vista, Vista U.S. and Newco under this Agreement to be performed on or before the Effective Date shall have been duly performed by them in all material respects;

  (b)
  all representations and warranties of Vista and Vista U.S. under this Agreement qualified as to materiality shall be true and correct and those not so qualified shall be true and correct in all material respects as of the Effective Date as if made on and as of such date (except to the extent such representations and warranties speak as of an earlier date, in which event such representations and warranties shall be true and correct in all material respects as of such earlier date, or except as affected by transactions contemplated or permitted by this Agreement) except where the failure of such representations and warranties in the aggregate to be true and correct would not be reasonably expected to have a Material Adverse Effect on the Vista Nevada Assets in the hands of Newco, as determined by the Pescios acting reasonably and the Pescios shall have received a certificate of an officer of Vista and Vista U.S. confirming the same as at the Effective Date;

  (c)
  all consents, waivers, and approvals (including without limitation the Vista Required Consents) required to be obtained by Vista, Vista U.S. or Newco from other parties in connection with, or required to permit the consummation of, the Arrangement and the other transactions contemplated hereby shall have been obtained or received on terms acceptable to the Pescios, acting reasonably;

  (d)
  during the Pre-Effective Date Period, there shall not have occurred a Material Adverse Change in respect of Vista U.S.; and

  (e)
  Vista shall have completed an equity financing to raise not less than $25 million.

        The Pescios may not rely on the failure to satisfy any of the above conditions precedent as a basis for non-compliance by them with their obligations under this Agreement if the condition precedent would have been satisfied but for a material default by either of the Pescios in complying with his or her obligations hereunder.

5.4   Notice and Cure Provisions

        Vista and the Pescios will give prompt notice to the other of the occurrence, or failure to occur, at any time during the Pre-Effective Date Period, of any event or state of facts which occurrence or failure would, or would be likely to:

  (a)
  cause any of the representations or warranties of the other party contained herein to be untrue or inaccurate in any material respect on the date hereof or on the Effective Date; or

  (b)
  result in the failure in any material respect to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by the other hereunder prior to the Effective Date.

        Neither the Pescios nor Vista may elect not to complete the transactions contemplated hereby pursuant to the conditions precedent contained herein, or exercise any termination right arising therefrom, unless forthwith and in any event prior to the filing of a copy of the Final Order and the Articles of Arrangement under the Act, the Pescios or Vista, as the case may be, has delivered a written notice to the other specifying in reasonable detail all breaches of covenants, representations and warranties or other matters which the Pescios or Vista, as the case may be, are asserting as the basis for the non-fulfillment of the applicable condition precedent or the exercise of the termination right, as the case may be. If any such notice is delivered, provided that the Pescios or Vista, as the case may be, is proceeding diligently to cure such matter, if such matter is susceptible to being cured, the other may not terminate this Agreement as a result thereof until the later of the Termination Date and the expiration of a period of 30 days from such notice. If such notice has been delivered prior to the date of the Vista Meeting, such meeting shall, unless otherwise agreed by the parties, be postponed until the expiry of such period. If such notice has been delivered prior to the making of the application for the Final Order or the filing of a copy of the Final Order and the Articles of Arrangement under the Act, such application and such filing shall be postponed until the expiry of such period. For greater certainty, in the event that such matter is cured within the time period referred to herein, this Agreement may not be terminated as a result of such cured matter. In the event the Effective Date is delayed, postponed or enjoined as a result of a claim, action, proceeding or investigation arising from the failure or alleged failure to comply with Law in connection with the Arrangement, the Effective Date shall be extended for such further reasonable period as may be necessary to remedy such failure or alleged failure and the Parties shall use their best efforts to remedy such failure or alleged failure.

5.5   Satisfaction of Conditions

        The conditions precedent set out above shall be conclusively deemed to have been satisfied, waived or released when, with the agreement of the Pescios and Vista, a copy of the Final Order and the Articles of Arrangement are filed with and accepted under the Act and the other transactions contemplated hereby are completed.

ARTICLE 6

AMENDMENT AND TERMINATION

6.1   Amendment

        This Agreement may, at any time and from time to time before or after the holding of the Vista Meeting but not later than the Effective Date, be amended by mutual written agreement of the parties hereto, and any such amendment may, without limitation:

  (a)
  change the time for performance of any of the obligations or acts of the parties;

  (b)
  waive any inaccuracies or modify any representation or warranty contained herein or in any document delivered pursuant hereto;

  (c)
  waive compliance with or modify any of the covenants herein contained and waive or modify performance of any of the obligations of the parties; and

  (d)
  waive compliance with or modify any conditions precedent herein contained,

provided that no such amendment materially adversely affects the consideration to be received by a Vista Securityholder without approval by the Vista Securityholders, given in the same manner as required for the approval of the Arrangement or as may otherwise be ordered by the Court.

6.2   Mutual Understanding Regarding Amendments

        The parties acknowledge and agree that, during the Pre-Effective Date Period:

  (a)
  the parties will use their respective reasonable efforts to maximize present and future financial and tax planning opportunities for the Vista Securityholders, and for each of the Pescios and for Vista, as and to the extent that the same shall not prejudice any party or its security holders. The parties will ensure that such planning activities do not impede the progress of the Arrangement in any material way; and

  (b)
  if the Pescios or Vista, as the case may be, proposes any amendment or amendments to this Agreement or to the Plan of Arrangement, the other will act reasonably in considering such amendment and if the other and its securityholders (as applicable) are not prejudiced by reason of any such amendment the other will co-operate in a reasonable fashion with the Pescios or Vista, as the case may be, so that such amendment can be effected subject to applicable Law and the rights of the securityholders.

6.3   Termination

        The parties agree that:

  (a)
  if any condition contained in Sections 5.1 or 5.2 is not satisfied at or before the Termination Date to the satisfaction of Vista, then Vista may, subject to Section 5.4, by notice to the other parties hereto terminate this Agreement and the obligations of the parties hereunder (except as otherwise herein provided) but without detracting from the rights of Vista arising from any breach by either of the Pescios but for which the condition would have been satisfied;

  (b)
  if any condition contained in Sections 5.1 or 5.3 is not satisfied at or before the Termination Date to the satisfaction of the Pescios, then the Pescios may, subject to Section 5.4, by notice to the other parties hereto terminate this Agreement and the obligations of the parties hereunder (except as otherwise herein provided) but without detracting from the rights of the Pescios arising from any breach by Vista or Vista U.S. but for which the condition would have been satisfied;

  (c)
  this Agreement may:

  (i)
  be terminated by the mutual agreement of the parties hereto;

  (ii)
  be terminated by either Vista or the Pescios, if there shall be passed any Law that makes consummation of the transactions contemplated by this Agreement illegal or otherwise prohibited;

  (iii)
  be terminated by Vista or the Pescios if the approval of the Vista Securityholders shall not have been obtained by reason of the failure to obtain the required vote on the Vista Resolutions at the Vista Meeting, in each case, at any time prior to the Termination Date, by written notice to all other parties;

  (d)
  if the Effective Date does not occur on or prior to the Termination Date, then this Agreement shall automatically terminate without any further action of the parties hereto; and

  (e)
  if this Agreement is terminated in accordance with the foregoing provisions of this Section 6.3, no party shall have any further liability to perform its obligations hereunder except as specifically contemplated hereby.

ARTICLE 7

GENERAL PROVISIONS

7.1   Public Announcements

        The parties agree to use their reasonable efforts to consult with each other as to the general nature of any news releases or public statements with respect to this Agreement or the Arrangement. Subject to applicable Law, each party shall use its reasonable efforts to enable the other parties to review and comment on all such news releases prior to the release thereof. The parties agree to issue jointly a news release with respect to this Arrangement as soon as practicable following the execution of this Agreement in the agreed form. The parties also agree to consult with each other in preparing and making any filings and communications in connection with any Appropriate Regulatory Approvals.

7.2   Survival of Representations and Warranties

        The representations and warranties of each of Vista and Pescios contained herein will survive the execution and delivery of this Agreement and will terminate on the earlier of the termination of this Agreement in accordance with its terms and the Effective Time.

7.3   Notices

        All notices, requests, demands and other communications hereunder will be deemed to have been duly given and made, if in writing and if served by personal delivery upon the party for whom it is intended or delivered, or if sent by facsimile, upon receipt of confirmation that the transmission has been received, to the Person at the address set forth below, or any other address as may be designated in writing hereafter, in the same manner, by that Person:

  (a)
  if to Vista:

    Vista Gold Corp.
    Suite 5
    7961 Shaffer Parkway
    Littleton, Colorado
    USA, 80127

    Fax Number: (720) 981-1186
    Attention: President

  (b)
  if to Newco

    c/o Vista Gold Corp.
    Suite 5
    7961 Shaffer Parkway
    Littleton, Colorado
    USA, 80127

    Fax Number: (720) 981-1186
    Attention: President

  (c)
  if to the Pescios

    Carl and Janet Pescio
    c/o P.O. Box 5831
    Elko, Nevada
    USA, 89802

    Fax Number: (775) 778-6975

7.4   Severability

        If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the reminder of the terms, provisions, covenants and restrictions of this Agreement will remain in full force and effect and will in no way be affected, impaired or invalidated and the parties hereto will negotiate in good faith to modify the Agreement to preserve each party's anticipated benefits under the Agreement.

7.5   Assignment

        Neither party hereto may assign this Agreement or any of its rights hereunder or under the Arrangement without the prior written consent of the other parties, which consent may be withheld without reason.

7.6   Governing Law and Jurisdiction

        This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia, including the laws of Canada applicable therein, and shall be treated in all respects as a British Columbia contract. Each party hereby irrevocably attorns to the jurisdiction of the courts of the Province of British Columbia and the Yukon Territory in respect of all matters arising under or in relation to this Agreement and agrees not to commence any action, suit or proceeding relating thereto except in such courts.

7.7   Binding Effect

        This Agreement and the Arrangement will be binding upon and will endure to the benefit of each of the parties hereto and their respective successors and permitted assigns.

7.8   Investigation by Parties

        No investigation pursuant to this Agreement or otherwise made by or on behalf of either party or any of their respective authorized agents at any time shall have the effect of waiving, diminishing the scope of or otherwise affecting any representation, warranty or covenant by the other party in or pursuant to this Agreement.

7.9   Expenses

        The parties agree that each party shall bear their own expenses in connection with the transactions contemplated hereby including, without limitation, all legal fees, accounting fees, financial advisory fees, regulatory filing fees, all disbursements of advisors and printing and mailing costs.

7.10 Amendments; Waivers

        This Agreement may not be modified, amended, altered or supplemented except in the manner contemplated herein and upon the execution and delivery of a written agreement executed by both parties. No waiver of any nature, in any one or more instances, will be deemed or construed as a further or continued waiver of any condition or breach of any other term, representation or warranty in this Agreement.

7.11 Mutual Intent

        Notwithstanding the fact that any part of this Agreement has been drafted or prepared by or on behalf of one of the parties hereto, each of the parties confirms that they and their respective counsel have reviewed and negotiated this Agreement and that the parties hereto have adopted this Agreement as the joint agreement and understanding of the parties hereto, and the language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of construction providing that a provision is to be interpreted in favour of the Person who contracted the obligation and against the Person who stipulated it will be applied against any party hereto.

7.12 Further Assurances

        The parties hereby agree that each will promptly furnish to the others any further documents and take or cause to be taken any further action as may reasonably be required in order to give effect to this Agreement and the Arrangement. The parties hereto each agree to execute and deliver any instruments and documents as the other party hereto may reasonably require in order to carry out the intent of this Agreement.

7.13 Time of Essence

        Time is of the essence of this Agreement.

REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

7.14 Counterparts

        This Agreement may be executed in any number of counterparts, each of which will be deemed to be original and all of which taken together will be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

VISTA GOLD CORP.

By:	/s/ MICHAEL B. RICHINGS
Authorized Signatory

ALLIED NEVADA GOLD CORP.

By:	/s/ SCOTT A. CALDWELL
Authorized Signatory

SIGNED, SEALED AND DELIVERED by	)
Carl Pescio in the presence of:	)
)
)
)
HEATHER NAGEL	)	/s/ CARL PESCIO
)
Name of Witness	)	CARL PESCIO
)
)
/s/ HEATHER NAGEL	)
)
Signature of Witness	)

SIGNED, SEALED AND DELIVERED by	)
Janet Pescio in the presence of:	)
)
)
HEATHER NAGEL	)	/s/ JANET PESCIO
)
Name of Witness	)	JANET PESCIO
)
)
/s/ HEATHER NAGEL	)
)
Signature of Witness	)

SCHEDULE A

VISTA GOLD CORP.

PLAN OF ARRANGEMENT UNDER THE
BUSINESS CORPORATIONS ACT (YUKON)

PLAN OF ARRANGEMENT
VISTA GOLD CORP.

PLAN OF ARRANGEMENT UNDER SECTION 195
OF THE BUSINESS CORPORATIONS ACT (YUKON)

ARTICLE 1

INTERPRETATION

1.1   In this Plan of Arrangement, unless there is something in the subject matter or context inconsistent therewith, the following terms will have the respective meanings set out below and grammatical variations of those terms will have corresponding meanings:

  (a)
  "Act" means the Business Corporations Act (Yukon), R.S.Y. 2002, c. 20, including all regulations made thereunder, as amended or replaced from time to time, prior to the Effective Date;

  (b)
  "AMEX" means the American Stock Exchange;

  (c)
  "Arrangement" means an arrangement under the provisions of Section 195 of the Act on the terms and conditions set forth in this Plan of Arrangement and any amendment, variation or supplement thereto made in accordance with Article 6;

  (d)
  "Arrangement Agreement" means the arrangement and merger agreement made as of the 22nd day of September, 2006 between Vista, Newco, Carl Pescio and Janet Pescio, as the same may be supplemented or amended from time to time;

  (e)
  "Arrangement Resolution" means the special resolution of the Vista Securityholders approving the Arrangement in accordance with Section 195 of the Act and the Interim Order;

  (f)
  "Articles of Arrangement" means the articles of arrangement of Vista in respect of the Arrangement that are required by the Act to be filed after the Final Order is granted;

  (g)
  "Board" means the Board of Directors of Vista;

  (h)
  "Business Day" means a day which is not a Saturday, Sunday or a day when commercial banks are not open for business in Vancouver, British Columbia;

  (i)
  "Circular" means the management information circular of Vista to be prepared and sent to Vista Securityholders in connection with the Vista Meeting;

  (j)
  "Court" means the Supreme Court of the Yukon Territory;

  (k)
  "Depositary" means Computershare Investor Services Inc. or such other institution as Vista may select;

  (l)
  "Dissent Rights" has that meaning attributed to that term in Article 3;

  (m)
  "Effective Date" means the date upon which a copy of the Final Order and the Articles of Arrangement are accepted for filing under the Act and the Registrar of Corporations has issued a Certificate of Amendment (by Arrangement) thereby giving effect to the Arrangement;

  (n)
  "Effective Time" means 12:01 a.m. (Pacific Time) on the Effective Date;

  (o)
  "Final Order" means the final order of the Court approving the Arrangement as such order may be amended by the Court (with the consent of Vista and the Pescios) at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed or as amended (with the consent of Vista) on appeal;

  (p)
  "Holder" means a registered holder of Vista Shares or any person who surrenders to the Depositary certificates representing such Vista Shares duly endorsed for transfer to such person in accordance with the Letter of Transmittal;

1

  (q)
  "Interim Order" means an order of the Court pursuant to the Act, providing for, among other things, the calling and holding of the Vista Meeting, as such order may be amended, supplemented or varied by the Court;

  (r)
  "Laws" means any applicable statute, regulation, rule or similar instrument;

  (s)
  "Letter of Transmittal" means the letter of transmittal forwarded by Vista to Vista Shareholders in connection with the Arrangement;

  (t)
  "Mailing Date" means the date of the mailing of the Circular to the Vista Securityholders;

  (u)
  "Net Proceeds" means gross proceeds received in respect of the sale of shares, less reasonable expenses incurred in connection therewith;

  (v)
  "New Common Shares" has the meaning given thereto in Section 2.2(a)(ii);

  (w)
  "New Vista Canadian Dollar Options" means the options (whether or not vested) to purchase New Common Shares granted to Vista Optionholders pursuant to the Arrangement where the exercise price is denominated in Canadian dollars and each New Vista Canadian Dollar Option shall entitle the Vista Optionholder to purchase one New Common Share;

  (x)
  "New Vista U.S. Dollar Options" means the options (whether or not vested) to purchase New Common Shares granted to Vista Optionholders pursuant to the Arrangement where the exercise price is denominated in United States dollars and each New Vista U.S. Dollar Option shall entitle the Vista Optionholder to purchase one New Common Share;

  (y)
  "Newco" means Allied Nevada Gold Corp., a company incorporated under the laws of Delaware which, prior to completion of the Arrangement, is a wholly-owned subsidiary of Vista;

  (z)
  "Newco Shares" means the common shares of Newco;

  (aa)
  "Newco Canadian Dollar Options" means the options (whether or not vested) to purchase Newco Shares granted to Vista Optionholders pursuant to the Arrangement where the exercise price is denominated in Canadian dollars and each Newco Canadian Dollar Option shall entitle the Vista Optionholder to purchase one Newco Share;

  (bb)
  "Newco U.S. Dollar Options" means the options (whether or not vested) to purchase Newco Shares granted to Vista Optionholders pursuant to the Arrangement where the exercise price is denominated in United States dollars and each Newco U.S. Dollar Option shall entitle the Vista Optionholder to purchase one Newco Share;

  (cc)
  "Nevada LLC" means Allied Nevada Gold Holdings LLC, a limited liability company under the laws of the State of Nevada;

  (dd)
  "Notice of Dissent" means a notice given in respect of the Dissent Rights as contemplated in the Interim Order and as described in Article 3;

  (ee)
  "Option Shares" means the number of common shares of Newco which could be acquired upon the exercise of Newco Options issued under Section 2.2(c)(ii) and Section 2.2(c)(iii) if the fair market value of a Vista Share for purposes of Section 2.2(c) was equal to the Vista Second Preceding Day Value and the fair market value of a Newco Share for purposes of Section 2.2(c) was $5.00;

  (ff)
  "Pescios" means Carl and Janet Pescio, two parties to the Arrangement Agreement;

  (gg)
  "Plan of Arrangement", "hereof ", "herein", "hereunder" and similar expressions means this plan of arrangement, including the appendices hereto, and any amendments, variations or supplements hereto made in accordance with the terms hereof, the Arrangement Agreement or made at the direction of the Court in the Final Order;

  (hh)
  "Pre-Closing Valuation Date" means the trading day which is two trading days prior to the Effective Date;

  (ii)
  "Tax Act" means the Income Tax Act (Canada) and the regulations promulgated thereunder;

2

  (jj)
  "TSX" means the Toronto Stock Exchange;

  (kk)
  "Vista" means Vista Gold Corp., a corporation existing under the laws of the Yukon Territory;

  (ll)
  "Vista Canadian Dollar Options" means Vista Options where the exercise price is denominated in Canadian dollars;

  (mm)
  "Vista Meeting" means the special meeting of the Vista Securityholders held for the purpose of considering and approving the Arrangement and the transactions contemplated thereby by way of the Arrangement Resolution;

  (nn)
  "Vista Newco Shares" has the meaning given thereto in Section 2.2(b)(i);

  (oo)
  "Vista Optionholders" means holders of Vista Options;

  (pp)
  "Vista Options" means the options (whether or not vested) to purchase Vista Shares that are from time to time outstanding under the Vista Stock Option Plans;

  (qq)
  "Vista Second Preceding Day Value" means the volume weighted average trading price of the Vista Shares, on the TSX and the AMEX, for the five trading days ending on the Pre-Closing Valuation Date and with all Canada/U.S. dollar foreign currency conversions based on the Canada-US dollar closing exchange rate as posted by the Bank of Canada on the Pre-Closing Valuation Date;

  (rr)
  "Vista Securities" means the Vista Shares, the Vista Options and the Vista Warrants;

  (ss)
  "Vista Securityholders" means the Vista Shareholders, the holders of Vista Options and the holders of Vista Warrants;

  (tt)
  "Vista Shareholder" means a Holder of Vista Shares;

  (uu)
  "Vista Shares" means the existing common shares in the capital of Vista;

  (vv)
  "Vista Stock Option Plan" means Vista's existing stock option plan, and any previous Vista stock option plan, as constituted as of the date hereof, that entitle participants to purchase Vista Shares;

  (ww)
  "Vista U.S." means Vista Gold Holdings Inc., a company which is a wholly-owned subsidiary of Vista;

  (xx)
  "Vista U.S. Dollar Options" means the Vista Options where the exercise price is denominated in U.S. Dollars; and

  (yy)
  "Vista Warrants" means all outstanding warrants to acquire Vista Shares.

1.2   Interpretation Not Affected by Headings, etc.

        The division of this Plan of Arrangement into Articles, Sections and other portions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof. Unless otherwise indicated, all references to an "Article" or "Section" followed by a number and/or a letter refer to the specified Article or Section of this Plan of Arrangement.

1.3   Number and Gender

        In this Agreement, unless the context otherwise requires, words used herein importing the singular include the plural and vice versa. Words importing gender include all genders.

1.4   Date of Any Action

        In the event that any date on which any action is required to be taken hereunder by any of the parties hereto is not a Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day.

3

1.5   Time

        Time shall be of the essence in every matter or action contemplated hereunder. All times expressed herein or in the Letter of Transmittal are local time (Pacific Time) unless otherwise stipulated herein or therein.

1.6   Currency

        Unless otherwise stated, all references in this Plan of Arrangement to sums of money are expressed in lawful money of the United States.

ARTICLE 2

ARRANGEMENT

2.1   Binding Effect

        The Arrangement shall be effective as of, and be binding at and after the Effective Time on, Vista, all holders and beneficial holders of Vista Securities, Newco and the Pescios.

2.2   The Arrangement

        At the Effective Time, the following shall, unless otherwise indicated, occur in the following order without any further act or formality:

  (a)
  the existing Articles of Vista shall be amended to:

  (i)
  redesignate the existing Vista Shares as "Class A Common Shares";

  (ii)
  create a new class of common shares having the rights, privileges, restrictions and conditions set out in Exhibit A hereto (the "New Common Shares"); and

  (iii)
  delete and remove the existing Preferred Shares therefrom.

  (b)
  the following transactions will occur concurrently in accordance with the terms of the Arrangement Agreement:

  (i)
  Vista will transfer: (A) all of the issued and outstanding shares of Vista U.S. which it holds; and (B) $25 million U.S. in cash to Newco in return for a number of common shares of Newco (the "Vista Newco Shares") equal to 27,500,000 less the number of Option Shares; and

  (ii)
  the Pescios will transfer all of their interest in the Pescio Nevada Assets to Nevada LLC in return for 12,000,000 common shares of Newco and U.S.$15 million in cash from Newco (which may be paid through a direction by Newco to Vista in respect of a portion of the cash otherwise payable by Vista to Newco under Section 2.2(b)(i) above);

  (c)
  the following transactions will occur concurrently:

  (i)
  each Vista Shareholder (other than those who have validly exercised Dissent Rights) will exchange each of their Class A Common Shares of Vista in return for:

  A.
  one New Common Share; and

  B.
  a debt obligation of Vista with a principal amount equal to the fair market value of the Vista Newco Shares to be transferred to such Vista Shareholder pursuant to Sections 2.2(d) and (e) below;

  (ii)
  each holder of Vista Stock Options will exchange all of their Vista Canadian Options for:

  A.
  The number of Newco Canadian Dollar Options equal to:

        1/3 × Y / Z

        where,

4

        Y = The aggregate fair market value of the Vista Shares immediately before the transactions described in this Section 2.2(c) (as determined by the Board pursuant to Section 2.3(a)) that the Vista Optionholder has a right to acquire pursuant to the Vista Canadian Dollar Options; and

        Z = The fair market value of a Newco Share immediately after the transactions described in this Section 2.2(c) (as determined by the Board pursuant to Section 2.3(b)); and

        provided that if the above formula produces a fraction, the number of Newco Canadian Dollar Options will be rounded down to the nearest whole number;

        Each Newco Canadian Dollar Option shall have an exercise price in Canadian dollars to a Vista Optionholder equal to one-third of the aggregate Canadian dollar exercise price payable under that Vista Optionholders' Vista Canadian Dollar Options divided by the number of Newco Canadian Dollar Options issued in exchange for such Vista Canadian Dollar Options. The exercise price of each Newco Canadian Dollar Option will be rounded-up to the nearest penny; and

      B.
      The number of New Vista Canadian Dollar Options equal to:

        2/3 × Y / Z

        where,

        Y = The aggregate fair market value of the Vista Shares immediately before transactions described in this Section 2.2(c) (as determined by the Board pursuant to Section 2.3(a)) that the Vista Optionholder has a right to acquire pursuant to the Vista Canadian Dollar Options; and

        Z = The fair market value of a New Common Share immediately after the transactions described in this Section 2.2(c) (as determined by the Board pursuant to Section 2.3(c)); and

        provided that if the above formula produces a fraction, the number of New Vista Canadian Dollar Options will be rounded down to the nearest whole number;

        Each New Vista Canadian Dollar Option shall have an exercise price in Canadian dollars to a Vista Optionholder equal to two-thirds of the aggregate exercise price payable under that Vista Optionholders' Vista Canadian Dollar Options divided by the number of New Vista Canadian Dollar Options issued in exchange for such Vista Canadian Dollar Options. The exercise price of each New Vista Canadian Option will be rounded-up to the nearest penny.

    (iii)
    each Vista Optionholder will exchange all of their Vista U.S. Dollar Options for:

    A.
    The number of Newco U.S. Dollar Options equal to:

        1/3 × Y / Z

        where,

        Y = The aggregate fair market value of the Vista Shares immediately before the transactions described in this Section 2.2(c) (as determined by the Board pursuant to Section 2.3(a)) that the Vista Optionholder has a right to acquire pursuant to the Vista U.S. Dollar Options; and

        Z = The fair market value of a Newco Share immediately after the transactions described in this Section 2.2(c) (as determined by the Board pursuant to Section 2.3(b)); and

        provided that if the above formula produces a fraction, the number of Newco U.S. Dollar Options will be rounded down to the nearest whole number;

        Each Newco U.S. Dollar Option shall have an exercise price in U.S. dollars to a Vista Optionholder equal to one-third of the aggregate U.S. dollar exercise price payable under that Vista Optionholders' Vista U.S. Dollar Options divided by the number of Newco

5

        U.S. Dollar Options issued in exchange for such Vista U.S. Dollar Options. The exercise price of each Newco U.S. Dollar Option will be rounded-up to the nearest penny; and

      B.
      The number of New Vista U.S. Dollar Options equal to:

        2/3 × Y / Z

        where,

        Y = The aggregate fair market value of the Vista Shares immediately before transactions described in this Section 2.2(c) (as determined by the Board pursuant to Section 2.3(a)) that the Vista Optionholder has a right to acquire pursuant to the Vista U.S. Dollar Options; and

        Z = The fair market value of a New Common Share immediately after the transactions described in this Section 2.2(c) (as determined by the Board pursuant to Section 2.3(c)); and

        provided that if the above formula produces a fraction, the number of New Vista U.S. Dollar Options will be rounded down to the nearest whole number;

        Each New Vista U.S. Dollar Option shall have an exercise price in U.S. dollars to a Vista Optionholder equal to two-thirds of the aggregate exercise price payable under that Vista Optionholders' Vista U.S. Dollar Options divided by the number of New Vista U.S. Dollar Options issued in exchange for such Vista U.S. Dollar Options. The exercise price of each New Vista U.S. Option will be rounded-up to the nearest penny.

    (iv)
    all existing Class A Common Shares exchanged by Vista Shareholders will be cancelled.

  (d)
  Vista shall, subject to Section 2.2(e) and Article 5 below, distribute the Vista Newco Shares to the Vista Shareholders on a pro rata basis in full repayment of the debt obligations described in Section 2.2(c)(i)(B) above;

  (e)
  Notwithstanding Section 2.2(d), Vista shall hold back and not transfer such number of Vista Newco Shares as it reasonably believes are necessary to be retained and subsequently sold by and on behalf of Vista in order to allow Vista to pay all applicable taxes payable by Vista in respect of the Arrangement; and

  (f)
  the Articles of Vista shall be further amended to delete and remove the "Class A Common Shares" therefrom.

2.3   Fair Market Value

  (a)
  For purposes of Sections 2.2(c)(ii) and (iii), the fair market value of the Vista Shares shall be the volume weighted average trading price of the Vista Shares, on the TSX and the AMEX, for the five trading days immediately preceding the Effective Date unless the Board, acting in good faith and with all required regulatory approvals, determines that such amount does not reflect the fair market value of the Vista Shares immediately before the transactions set out in Section 2.2(c), in which case, the fair market value shall be as determined by the Board.

  (b)
  For the purposes of Sections 2.2(c)(ii) and (iii), the fair market value of the Newco Shares shall be the volume weighted average trading price of the Newco Shares, on the TSX and any other stock exchange on which the Newco Shares are listed, for the five trading days commencing on the Effective Date, unless the Board, acting in good faith and with all required regulatory approvals, determines that such amount does not reflect the fair market value of the Newco Shares immediately after the transactions set out in Section 2.2(c), in which case, the fair market value shall be as determined by the Board.

  (c)
  For the purposes of Sections 2.2(c)(ii) and (iii), the fair market value of the New Common Shares shall be the volume weighted average trading price of the New Common Shares, on the TSX and any other stock exchange on which the New Common Shares are listed, for the five trading days commencing on the Effective Date, unless the Board, acting in good faith and with all required regulatory approvals, determines that such amount does not reflect the fair market value of the New Common Shares

6

    immediately after the transactions set out in Section 2.2(c), in which case, the fair market value shall be as determined by the Board.

  (d)
  In determining fair market value for purposes of Section 2.2(c), all conversions from Canadian dollars to U.S. dollars or from U.S. dollars to Canadian dollars shall occur at the closing exchange rate on the day prior to the Effective Date as posted by the Bank of Canada, unless otherwise determined by the board acting in good faith and with all required regulatory approvals.

2.4   Letter of Transmittal

        Vista shall cause the Letter of Transmittal to be sent to each Holder on or after the Mailing Date. Any deposit of a Letter of Transmittal and accompanying certificates, or other documentation as provided in the Letter of Transmittal, may be made at any of the offices of the Depositary specified in the Letter of Transmittal.

ARTICLE 3

DISSENT RIGHTS

3.1   Dissent Rights

        A Holder may exercise dissent rights ("Dissent Rights") conferred by the Interim Order in connection with the Arrangement in the manner set out in the Interim Order, provided the Notice of Dissent is received by Vista by no later than at or before the Vista Meeting. Without limiting the generality of the foregoing, any Holder who duly exercises such Dissent Rights and who are ultimately determined to be entitled to be paid fair value for their Vista Shares by Vista shall be deemed to have transferred such Vista Shares, immediately prior to the transactions in Section 2.2, as of the Effective Time, without any further act or formality, to Vista in consideration of a payment of cash by Vista equal to such fair value. In no case shall Vista be required to recognize such Holders as holders of Vista Shares at and after the Effective Time, and the names of such Holders shall be removed from Vista's register of shareholders as of the Effective Time.

ARTICLE 4

NEWCO SHARES AND CASH

4.1   Pescio Cash

        At the Effective Time, Newco will pay, by certified cheque, bank draft or wire transfer, the amount of US$15 million to or to the direction of the Pescios.

4.2   Pescio Newco Shares

        At the Effective Time, Newco will deliver to or to the direction of the Pescios one or more share certificates representing a total of 12,000,000 common shares of Newco and registered in accordance with instructions provided to Newco by the Pescios prior to the Effective Time.

ARTICLE 5

NEWCO CERTIFICATES

5.1   Right to Newco Share Certificates

  (a)
  Subject to Section 5.1(b), Vista shall, as soon as practicable following the later of the Effective Date and the date of deposit with the Depositary of a duly completed Letter of Transmittal and the certificates representing the Vista Shares or other documentation as provided in the Letter of Transmittal, cause the Depository to:

  (i)
  forward or cause to be forwarded by first class mail (postage prepaid) to the Holder at the address specified in the Letter of Transmittal; or

  (ii)
  if requested by the Holder in the Letter of Transmittal, to make available at the Depositary for pick-up by the Holder; or

7

    (iii)
    if the Letter of Transmittal neither specifies an address nor contains a request as described in (ii), to forward or cause to be forwarded by first class mail (postage prepaid) to the Holder at the address of such holder as shown on the share register maintained by or on behalf of Vista, certificates representing the number of Vista Newco Shares and New Common Shares issuable to such Vista Shareholder as determined in accordance with the provisions hereof, together with a cheque in the amount, if any, payable to such Holder pursuant to the terms hereof. Vista and Newco shall have provided the Depositary with sufficient certificates representing Vista Newco Shares and New Common Shares and sufficient funds for this purpose.

  (b)
  Unless a Holder has confirmed that the beneficial owner of the Vista Shares is not a non-resident of Canada (as defined in the Tax Act) in the form specified in the Letter of Transmittal, Vista and the Depositary shall be entitled to deduct and withhold from any consideration payable to the Holder such number of Vista Newco Shares as Vista or the Depositary reasonably believes are necessary to be withheld and subsequently sold on behalf of the beneficial owner of the Vista Newco Shares in order to realize Net Proceeds equal to the amount that Vista or the Depositary reasonably believes that it is required or permitted to deduct and withhold with respect to such payment under the Tax Act or any provision of federal, provincial, state, local or foreign tax Laws, in each case, as amended. To the extent that consideration otherwise payable to a Holder is withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the Holder in respect of which such deduction and withholding was made, provided that such withheld Vista Newco Shares are sold and the Net Proceeds therefrom are remitted to the appropriate taxation authority or are retained by Vista to compensate Vista for any remittances to the appropriate taxation authority that Vista has funded. Any Vista Newco Shares which are withheld and are not sold to fund the withholding tax obligations (or Vista where Vista has funded all or a portion of the withholding tax obligations) described above, shall be distributed to the Holder. None of Vista, Newco or the Depositary will be liable for any loss arising out of any such sales or any loss arising from a delay in transferring Vista Newco Shares to a Holder. Vista and the Depository shall sell the withheld Vista Newco Shares as soon as practicable after the Effective Date and shall not be obligated to seek or obtain a minimum price for any sale of Vista Newco Shares.

  (c)
  Each Holder entitled in accordance with Section 2.2 to receive Vista Newco Shares and New Common Shares shall be deemed to be the registered holder for all purposes as of the Effective Time of the number of such shares to which such Holder is entitled. However, to the extent Vista Newco Shares have been withheld by Vista or the Depositary in accordance with Section 5.1(b), each Holder shall be deemed to be the registered holder only until such Vista Newco Shares are sold by Vista on behalf of the beneficial owner of Vista Shares pursuant to Section 5.1(b). In addition, each Holder will have no right to sell any Vista Newco Shares withheld by Vista unless and until Vista Newco Shares are transferred to such Holder after Vista or the Depositary determines that it is not necessary for Vista or the Depositary to sell those Vista Newco Shares to realize sufficient Net Proceeds to satisfy the withholding tax obligations described in Section 5.1(b). All dividends paid or other distributions made on or after the Effective Time on or in respect of any of such shares which a Holder is entitled to receive pursuant to this Plan of Arrangement, but for which a certificate has not yet been delivered to such Holder in accordance with Section 5.1(a), shall be paid or made to such Holder when such certificate is delivered to such Holder in accordance with Section 5.1(a).

  (d)
  Subject to Article 3, after the Effective Time, any certificate formerly representing Vista common shares shall represent only the right to receive Vista Newco Shares and New Common Shares to Sections 2.2 and 5.1(a) (and cash pursuant to Section 3.1 or Section 5.2, if applicable) and any dividends or other distributions to which the Holder is entitled under Section 5.1(c), and any such certificate formerly representing Vista common shares not duly surrendered on or prior to the sixth anniversary of the Effective Date shall cease to represent a claim or interest of any kind or nature, including a claim for dividends or other distributions under Section 5.1(c), against Vista or Newco by a former Holder. On such date, all New Common Shares, Vista Newco Shares and cash to which the former Holder of such certificates was entitled shall be deemed to have been surrendered to Vista.

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5.2   Fractional Shares

        No fractional shares will be issued by Newco or Vista. In lieu of any fractional Vista Newco Share a Holder would otherwise receive, such Holder will receive a cash payment from Vista equal to the product of: (a) such fractional interest; multiplied by (b) U.S.$5.00.

5.3   Illegality of Delivery of Securities

        Notwithstanding the foregoing, if it appears to Vista that it would be contrary to applicable law to issue Vista Newco Shares or New Common Shares to a person that is not a resident of Canada, such shares that otherwise would be issued or transferred, as the case may be, to that person will be issued or transferred, as the case may be, and delivered to the Depositary for sale by the Depositary on behalf of that person. The shares so delivered to the Depositary will be pooled and sold as soon as practicable after the Effective Date, on such dates and at such prices as the Depositary determines in its sole discretion. The Depositary shall not be obligated to seek or obtain a minimum price for any of such shares sold by it. Each such person will receive a pro rata share of the cash proceeds from the sale of such shares sold by the Depositary (less commissions, other reasonable expenses incurred in connection with the sale of the shares and any amount withheld in respect of Canadian taxes) in lieu of the shares otherwise issuable to them under the Arrangement. The net proceeds will be remitted in the same manner as set forth in this Article 5. None of Vista, Newco or the Depositary will be liable for any loss arising out of any such sales.

5.4   Lost Certificates

        If any certificate which prior to the Effective Time represented outstanding Vista Shares which were exchanged pursuant to Section 2.2 has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed, the Depositary will issue in exchange for such lost, stolen or destroyed certificate, certificates representing New Common Shares and Vista Newco Shares (together with any cash in lieu of fractional shares pursuant to Section 5.2) deliverable in respect thereof as determined in accordance with Section 2.2. When seeking such certificate and payment in exchange for any lost, stolen or destroyed certificate, the person to whom certificates representing New Common Shares and Vista Newco Shares are to be issued shall, as a condition precedent to the issuance thereof, give a bond satisfactory to Vista and its transfer agent, in such sum as Vista may direct or otherwise indemnify Vista and its transfer agent in a manner satisfactory to Vista and its transfer agent against any claim that may be made against Vista or its transfer agent with respect to the certificate alleged to have been lost, stolen or destroyed.

ARTICLE 6

AMENDMENT

6.1   Amendment of Plan of Arrangement

  (a)
  Vista reserves the right to amend, modify and/or supplement this Plan of Arrangement at any time and from time to time, provided that any amendment, modification or supplement must be contained in a written document which is filed with the Court and, if made following the Vista Meeting, approved by the Court and communicated to Holders in the manner required by the Court (if so required).

  (b)
  Any amendment, modification or supplement to this Plan of Arrangement may be proposed by Vista at any time prior to or at the Vista Meeting with or without any other prior notice or communication and, if so proposed and accepted by the persons voting at the Vista Meeting, will become part of this Plan of Arrangement for all purposes.

  (c)
  Any amendment, modification or supplement to this Plan of Arrangement which is approved or directed by the Court following the Vista Meeting will be effective only if it is consented to by Vista.

  (d)
  Notwithstanding any other provision hereof, any amendment, modification or supplement to this Plan of Arrangement may be made unilaterally by the parties to the Arrangement Agreement at any time without the approval of Vista Securityholder, provided that: (i) it is agreed to by such parties; and (ii) it

9

    concerns a matter which, in the reasonable opinion of the parties, is of an administrative nature required to better give effect to the implementation of this Plan of Arrangement;

  (e)
  This Plan of Arrangement may be withdrawn prior to the Effective Time in accordance with the terms of the Arrangement Agreement.

  (f)
  Notwithstanding the foregoing provisions of this Article 6, no amendment, modification or supplement to this Plan of Arrangement may be made prior to the Effective Time except in accordance with the terms of the Arrangement Agreement.

Exhibit A

Rights, Privileges, Restrictions and Conditions of
Common Shares of Vista

        The rights, privileges, restrictions and conditions attaching to the Common Shares of Vista Gold Corp. (herein, the "Corporation") shall be as follows:

1.
The holders of the Common Shares shall be entitled to receive dividends if, as and when declared by the Board of Directors of the Corporation out of the assets of the Corporation properly available for the payment of dividends of such amounts and payable in such manner as the Board of Directors may from time to time determine.

2.
The holders of the Common Shares shall be entitled to receive notice of and to attend any meeting of the shareholders of the Corporation and shall be entitled to one vote in respect of each Common Share held at such meetings.

3.
In the event of the liquidation, dissolution or winding-up of the Corporation or any other distribution of the property or assets of the Corporation among its shareholders for the purpose of winding-up its affairs, the holders of the Common Shares shall be entitled to receive the remaining property and assets of the Corporation.

        The foregoing rights, privileges, restrictions and conditions are subject to the rights, privileges, restrictions and conditions attaching to any other class of shares hereafter created and expressed to rank in priority to the Common Shares.

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QuickLinks

ARRANGEMENT AND MERGER AGREEMENT
ARTICLE 1 INTERPRETATION
ARTICLE 2 THE TRANSACTIONS
ARTICLE 3 REPRESENTATIONS AND WARRANTIES
ARTICLE 4 COVENANTS
ARTICLE 5 CLOSING CONDITIONS
ARTICLE 6 AMENDMENT AND TERMINATION
ARTICLE 7 GENERAL PROVISIONS
SCHEDULE A VISTA GOLD CORP. PLAN OF ARRANGEMENT UNDER THE BUSINESS CORPORATIONS ACT (YUKON)
PLAN OF ARRANGEMENT VISTA GOLD CORP. PLAN OF ARRANGEMENT UNDER SECTION 195 OF THE BUSINESS CORPORATIONS ACT (YUKON)
ARTICLE 1 INTERPRETATION
ARTICLE 2 ARRANGEMENT
ARTICLE 3 DISSENT RIGHTS
ARTICLE 4 NEWCO SHARES AND CASH
ARTICLE 5 NEWCO CERTIFICATES
ARTICLE 6 AMENDMENT
Exhibit A Rights, Privileges, Restrictions and Conditions of Common Shares of Vista